UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PETSMART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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19601 North 27th Avenue
Phoenix, Arizona 85027

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2009
__________________

TO THE STOCKHOLDERS OF PETSMART, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PetSmart, Inc., a Delaware corporation, will be held on Wednesday, June 17, 2009, at 10:00 a.m. local time, at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, NY 10019, for the following purposes:

1.	To elect the three Directors nominated by the Board of Directors to hold office until the 2012 Annual Meeting of Stockholders;

2.	To amend our Restated Certificate of Incorporation to eliminate our classified Board structure;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2009 fiscal year ending January 31, 2010;

4.	To amend our Executive Short-Term Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 20, 2009, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

     We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting may vote in person, even if you have already voted via the telephone or over the Internet or returned a proxy card or voting instruction card.

By Order of the Board of Directors

Scott A. Crozier
Secretary
May , 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on
June 17, 2009: The Notice and Proxy Statement, our Annual Report on Form 10-K and Letter to Stockholders are available
www.petm.com

TABLE OF CONTENTS
________________________________

I.	PROXY MATERIALS AND ANNUAL MEETING OF STOCKHOLDERS			1
	A.	Questions and Answers About the Proxy Materials and the Annual Meeting		1
		1.	Why did I receive a notice regarding availability of proxy materials on the Internet?	1
		2.	Date, Time, and Place – When and where is the Annual Meeting?	1
		3.	Purpose – What is the purpose of the Annual Meeting?	1
		4.	What are the Board’s voting recommendations?	1
		5.	Attending the Annual Meeting – How can I attend the Annual Meeting?	2
		6.	Multiple Sets of Proxy Materials – What should I do if I receive more than one Notice?	2
		7.	Householding and Electronic Distribution – How can I receive my proxy materials electronically?	2
		8.	Record Holders and Beneficial Owners – What is the difference between holding shares as a Record Holder versus a Beneficial Owner?	2
		9.	Voting – Who can vote and how do I vote?	3
		10.	Revocation of Proxy – May I change my vote after I submit my proxy?	3
		11.	Quorum – What constitutes a quorum?	3
		12.	Voting Results – Where can I find the voting results of the Annual Meeting?	3
		13.	Solicitation – Who will pay the costs of soliciting these proxies?	4
		14.	Additional Matters at the Annual Meeting - What happens if additional matters are presented at the Annual Meeting?	4
		15.	Stockholder Proposals – What is the deadline to propose actions for consideration at next year’s Annual Meeting, or to nominate individuals to serve as Directors?	4
		16.	Nomination of Directors – How do I submit a proposed Director nominee to the Board of Directors for consideration?	4
II.	CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS			5
	A.	Corporate Governance		5
	B.	Proposal One – Election of Directors		9
	C.	Information about our Board of Directors		10
	D.	Director Compensation		11
	E.	Proposal Two – Amendment to PetSmart’s Restated Certificate of Incorporation to Eliminate Classified Board Structure		14
III.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE			15
	A.	Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm		15
	B.	Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007		16
	C.	Audit Committee		17
	D.	Report of the Audit Committee of the Board of Directors		18
IV.	COMPENSATION DISCUSSION AND ANALYSIS AND COMPENSATION COMMITTEE REPORT			19
	A.	Proposal Four – Amendment of the Executive Short-Term Incentive Plan		19
	B.	Report of the Compensation Committee of the Board of Directors		23
	C.	Compensation Discussion and Analysis		23
	D.	Executive Compensation		33
	E.	Stock Award Grants, Exercises, and Plans		35
	F.	Employment and Severance Arrangements		40
V.	STOCK			45
	A.	Security Ownership of Certain Beneficial Owners and Management		45
	B.	Section 16(a) Beneficial Ownership Reporting Compliance		46
	C.	Equity Compensation Plans		47
VI.	CERTAIN RELATIONSHIPS AND TRANSACTIONS			50
VII.	OTHER MATTERS			51

Appendix A – Amendment to Restated Certificate of Incorporation				A-1
Appendix B – Executive Short-Term Incentive Plan				B-1

19601 North 27th Avenue
Phoenix, Arizona 85027

_____________________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 17, 2009
______________________

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet?

A:

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 4, 2009 to most of our stockholders of record and beneficial owners entitled to vote at the 2009 Annual Meeting of Stockholders. We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice.

2.	Q:	Date, Time, and Place - When and where is the Annual Meeting?

A:

The Annual Meeting of Stockholders will be held on Wednesday, June 17, 2009, at 10:00 a.m. local time, at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, NY 10019. For directions to the Annual Meeting, please go to www.ritzcarlton.com or contact The Ritz-Carlton New York, Central Park at (212) 308-9100.

3.	Q:	Purpose - What is the purpose of the Annual Meeting?

A:

At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. The Annual Meeting will be followed by a management presentation on our performance and management will respond, if applicable, to questions from stockholders.

4.	Q:	What are the Board’s voting recommendations?

	A:	The Board recommends that you vote your shares:

  “FOR” each of the nominees to the Board (Proposal No. 1)
  “FOR” the amendment of our Restated Certificate of Incorporation (Proposal No. 2)
  “FOR” the ratification of the appointment of Deloitte & Touche LLP (Proposal No. 3)
  “FOR” the amendment of our Executive Short-Term Incentive Plan (Proposal No. 4)

5.	Q:	Attending the Annual Meeting - How can I attend the Annual Meeting?

A:

You will be admitted to the Annual Meeting if you were a PetSmart stockholder or joint holder as of the close of business on April 20, 2009, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 20, 2009, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present valid evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.

6.	Q:	Multiple Sets of Proxy Materials - What should I do if I receive more than one Notice?

A:

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices and proxy materials to ensure that all of your shares are voted.

7.	Q:	Householding and Electronic Distribution - How can I receive my proxy materials electronically?

A:

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. To enroll for electronic delivery, you may also visit www.petm.com and click on the link “Reduce Paper.”

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Notices or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy materials to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for PetSmart. Beneficial Owners can request information about householding from their banks, brokers, or other holders of record. Through householding, Record Holders who have the same address and last name will receive only one copy of our Notice or proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple Notices or other proxy materials, or if you hold stock in more than one account and wish to receive only a single copy of the Notice or proxy materials for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, please notify your broker if you are a Beneficial Owner. Record Holders may also send their written requests to PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, Attention: Corporate Secretary, or contact us by phone at (623) 587-2025.

8.	Q:	Record Holders and Beneficial Owners - What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:

Most PetSmart stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders – If your shares are registered directly in your name with our Transfer Agent, Wells Fargo Shareowner Services, you are considered the stockholder of record or Record Holder with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PetSmart or to vote in person at the Annual Meeting. You may request a proxy card, or we may elect to deliver one to you at a later time.

Beneficial Owner – If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice is being forwarded to you automatically, along with voting instructions, from your broker, trustee, or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee, or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee, or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

9.	Q:	Voting - Who can vote and how do I vote?

A:

Only holders of our common stock at the close of business on April 20, 2009, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2009, we had outstanding and entitled to vote               shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

  via the Internet;

  by phone;

  by proxy using a proxy card that you may request or that we may elect to deliver at a later time; or

  in person at the Annual Meeting with a proxy card/legal proxy.

If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com. It is convenient for you and it saves PetSmart significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice or the proxy card that you may request, or we may deliver at a later time, or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superceded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

10.	Q:	Revocation of Proxy - May I change my vote after I submit my proxy?

A:

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by: the timely delivery of a valid, later-dated proxy, a later-dated vote by telephone, or a later-dated vote via the Internet; providing timely written notice of revocation to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027; or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

11.	Q:	Quorum - What constitutes a quorum?

A:

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 20, 2009, will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 20, 2009,               shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least more than                votes will be required to establish a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

12.	Q:	Voting Results - Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and in the Annual Meeting section of the PetSmart website located at www.petm.com. We will report the final results in our Form 10-Q Quarterly Report for the second quarter of fiscal year 2009.

13.	Q:	Solicitation - Who will pay the costs of soliciting these proxies?

A:

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our Directors, officers, or other employees. No additional compensation will be paid to our Directors, officers, or other regular employees for such services.

14.	Q:	Additional Matters at the Annual Meeting - What happens if additional matters are presented at the Annual Meeting?

A:

Other than the four proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Philip L. Francis, our Chief Executive Officer and Chairman of the Board, and J. Dale Brunk, our Vice President and Deputy General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

15.	Q:	Stockholder Proposals - What is the deadline to propose actions for consideration at next year’s Annual Meeting, or to nominate individuals to serve as Directors?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and proxy card for our 2010 Annual Meeting of Stockholders is January 4, 2010. Under our Bylaws, stockholders who wish to bring matters or propose Director nominees at our 2010 Annual Meeting of Stockholders must provide specified information to us by January 4, 2010. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. PetSmart’s Bylaws may be found in the Corporate Governance section of the PetSmart website located at www.petm.com. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027.

16.	Q:	Nomination of Directors - How do I submit a proposed Director nominee to the Board of Directors for consideration?

A:

You may propose Director nominees for consideration by the Board of Directors’ Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to PetSmart and our stockholders. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at future Annual Meetings.

ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

A. CORPORATE GOVERNANCE

     Over the course of PetSmart’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care, and loyalty, to help fulfill its responsibilities to our stockholders.

Board of Directors Meetings and Committees

     During the fiscal year ended February 1, 2009, the Board of Directors held four meetings. The independent Directors met without any management present at each regularly scheduled Board of Directors meeting. Commencing fiscal year 2006, Mr. Josefowicz became our Lead Director, and typically presided over the executive sessions. The Board of Directors has an Audit Committee, a Corporate Governance Committee and a Compensation Committee. During fiscal year 2008, all Directors attended at least 75% of the aggregate meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a Director or committee member, respectively. Directors are invited and are expected to attend the Annual Meeting, and all Directors attended the 2008 Annual Meeting.

     Committee Composition: The following table provides the composition of each of our committees as of February 1, 2009:

Corporate
		Governance	Compensation
Director	Audit Committee (1)	Committee	Committee (2)
Lawrence A. Del Santo		✓	✓
Philip L. Francis
Rita V. Foley	✓		✓
Rakesh Gangwal	✓
Joseph S. Hardin, Jr.		✓
Gregory P. Josefowicz		✓	✓
Amin I. Khalifa	✓
Ronald Kirk (3)		✓
Richard K. Lochridge	✓
Barbara A. Munder		✓
Thomas G. Stemberg			✓
____________________

(1)	Additional information regarding the Audit Committee can be found starting on page 17.

(2)	Additional information regarding the Compensation Committee can be found starting on page 23.

(3)

By letter dated March 13, 2009, Ronald Kirk submitted his resignation from PetSmart’s Board of Directors effective immediately. Mr. Kirk resigned to focus on his responsibilities as United States Trade Representative.

Corporate Governance Committee

     The Corporate Governance Committee acts under a written charter that was approved by the Board of Directors. In addition, the Corporate Governance Committee has adopted the Corporate Governance Guidelines documenting many of the PetSmart governance practices. The Corporate Governance Committee Charter and Corporate Governance Guidelines have been published in the Corporate Governance section of the PetSmart website located at www.petm.com. The Corporate Governance Committee assists the Board of Directors with such duties as fulfilling its responsibility for oversight of corporate governance practices, Board of Directors and committee composition and governance, reviewing and recommending to the Board of Directors the compensation of our independent Directors, succession planning, and the nomination process for PetSmart Directors. During fiscal year 2008, the Corporate Governance Committee was composed of the following independent Directors: Ms. Munder and Messrs. Del Santo, Hardin, Josefowicz and Kirk. Mr. Josefowicz served as Chairman. All members of our Corporate Governance Committee are independent, as independence is defined in Rule 4200(a)(15) of the listing standards of The NASDAQ Stock Market LLC. The Corporate Governance Committee met twice during fiscal year 2008.

Corporate Governance Philosophy

     With a view to enhancing long-term stockholder value, PetSmart is committed to having sound corporate governance practices. The culture at PetSmart demands integrity. The Board of Directors and management recognize that long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including associates, applicants, customers, suppliers, government officials, and the public at large. Directors, in performing their duties, are expected to promote the best interests of stockholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable laws and regulations, and the maintenance of accounting, financial, disclosure, and other controls. In all actions taken by the Board of Directors, the Directors are expected to exercise reasonable business judgment to make decisions they believe in good faith to be in the best interests of PetSmart.

Independence

     Board member independence is an essential element of PetSmart corporate governance. The Board of Directors has determined that each of the current non-employee Directors is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to PetSmart. Philip L. Francis, Chief Executive Officer and Chairman of the Board, is the sole member of the Board of Directors that is not independent due to his position as the Chief Executive Officer. Each member of the Corporate Governance Committee, Compensation Committee, and Audit Committee meets the applicable rules and regulations regarding “independence.”

Corporate Governance Committee Charter

     The Corporate Governance Committee Charter identifies the roles and responsibilities that govern the Corporate Governance Committee, such as:

  reviewing and approving the Corporate Governance Guidelines and the Corporate Governance Committee Charter;

  reviewing the succession planning practices and procedures of PetSmart;

  providing the Board of Directors with a recommendation relating to the succession of the Chief Executive Officer in the event his employment terminates for any reason;

  evaluating the overall effectiveness of the organization of the Board of Directors and the performance of the Board of Directors and each of its members;

  conducting a formal evaluation of the performance of the Chief Executive Officer;

  reviewing the skills and characteristics required for the Board of Directors with the skills and characteristics actually represented through individuals on the Board of Directors;

  developing lists of desirable Director candidates;

  reviewing and recommending the nominated slate of Directors for election; and

  reviewing and recommending for approval by the Board of Directors individuals to fill the position of Lead Director, as well as committee chairs and committee members.

Nomination Process - Qualifications

     The Corporate Governance Committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions and, in its nominating committee capacity, for making recommendations regarding the size and composition of the Board of Directors. The objective of the Corporate Governance Committee is to create and sustain a Board of Directors that brings to PetSmart a variety of perspectives and skills derived from high-quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, government, education, and technology, and in areas that are relevant to PetSmart’s business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

     We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received a timely Director nominee from a stockholder or stockholders holding more than 5% of our common stock. Any recommendation should be sent to the Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027. The Corporate Governance Guidelines, which are published in the Corporate Governance section of the PetSmart website located at www.petm.com, specify various qualifications and qualities required for Directors. In addition, further details about the nomination process may be found above in the question entitled “Nomination of Directors – How do I submit a proposed Director nominee to the Board of Directors for consideration?”

     We also consider potential candidates recommended by current Directors, officers, employees and others. We also may retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill, or background. The Corporate Governance Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to the potential candidate. The Corporate Governance Committee, while considering the current composition of the Board of Directors, determines whether the candidate meets our minimum qualifications (as set forth above) and specific qualities and skills for Directors, and whether additional information necessary. Prior to completing this evaluation, the committee conducts face-to-face interviews between members of the Corporate Governance Committee and the qualified candidates, and then makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Corporate Governance Committee.

Annual Board and Committee Evaluation

     On an annual basis, with the assistance of outside counsel, our Lead Director and the Corporate Governance Committee conduct an evaluation of the Board as a whole, each Director individually and each committee. Each Director is separately polled and asked to evaluate the Board and its committees in the following areas:

  composition of the Board and its committees, including size and skills and experience of Directors;

  oversight and review, including flow of information, evaluation of risk, and setting of strategic initiatives;

  operation of the Board, including frequency, duration and an assessment of the level of participation and communication;

  operation of committees, including appropriate delegation functioning and reports to full Board; and

  succession planning and executive officer development.

Succession Planning and CEO Evaluation

     On an annual basis the Corporate Governance Committee reviews our succession planning with respect to our Chief Executive Officer, other executive officers and certain members of senior management. During this review, the Corporate Governance Committee strives to ensure that we have the appropriate talent development and recruitment plans necessary to execute on our strategic vision and build stockholder value.

     With respect to our Chief Executive Officer, each independent Director is asked to evaluate the Chief Executive Officer’s performance in several critical areas the Corporate Governance Committee and Board believe are directly linked to the success of PetSmart, including the following:

  the skills in leading the company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented;

  the development of long-term strategic objectives that meet the expectations of stockholders, customers, employees and corporate stakeholders;

  success in establishing and achieving appropriate financial goals and maintaining necessary systems and controls to protect PetSmart’s assets;

  attraction, development, and motivation of an effective management team;

  communication with our stockholders, communities and stakeholders in a manner that effectively advances PetSmart’s strategic objectives and purpose; and

  relationship with the Board.

Our Chief Executive Officer also evaluates his performance in these areas and the independent Directors meet annually in executive session to consider and discuss, together with objective data concerning PetSmart’s performance, all of the responses. The Lead Director then discusses the results of the evaluation process with our Chief Executive Officer.

Code of Business Ethics and Policies

     All PetSmart associates must act ethically at all times and in accordance with the policies comprising the PetSmart Code of Business Ethics and Policies. We demand full compliance with the policies and all designated associates, including our Chief Executive Officer, Chief Financial Officer, and such other individuals performing similar positions have signed a certificate acknowledging that they have read, understood, and will continue to comply with the policies. PetSmart includes the Code of Business Ethics and Policies in new hire materials, has implemented computer-based training on the policies, and periodically requires appropriate associates to recertify as to their understanding of and compliance with the policies. The policies are published and any amendments or waivers thereto will be published in the Corporate Governance section of the PetSmart website located at www.petm.com.

Disclosure and Ethics Committee

     We have a Disclosure and Ethics Committee, comprised of our Chief Executive Officer, Chief Operating Officer, Chief Compliance Officer, Chief Financial Officer and certain other executives. The Disclosure and Ethics Committee meets each quarter as is appropriate to consider the matters assigned to it and is responsible for: (i) overseeing our significant compliance policies, including the Code of Business Ethics and Policies; (ii) reviewing and presenting to the Audit Committee related-party transactions, if any, that are required to be disclosed in our periodic reports; and (iii) maintaining sufficient procedures to provide reasonable assurance that PetSmart is able to collect, process and disclose within the time periods specified in applicable SEC rules and forms, the information, including non-financial information and certifications, required to be disclosed in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Disclosure and Ethics Committee evaluates the effectiveness of PetSmart’s disclosure controls and procedures on a regular basis, and will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

Officer and Director Stock Ownership Guidelines

     In March 2006, we adopted our Officer and Director Stock Ownership Guidelines due to our belief that our officers and Directors should have a meaningful ownership stake in PetSmart to underscore the clear linkage of officer, Director, and stockholder interests and to encourage a long-term perspective in managing PetSmart. Therefore, the Board of Directors adopted formal stock ownership requirements for the following Directors and officers:

Minimum Ownership Requirements
Position	(Dollar Value of Shares)
Directors	5 x Annual Retainer Compensation
Chief Executive Officer	5 x Base Salary
Chief Operating Officer	4 x Base Salary
Senior Vice Presidents	3 x Base Salary
Vice Presidents	1 x Base Salary

     Directors have three years and officers have five years to meet the stock ownership requirements. Participants who do not yet satisfy at least 50% of the ownership requirements at the end of three years must retain at least 50% of the shares acquired on the exercise of stock options that remain after the sale of shares sufficient to cover the exercise price of the options and taxes. Directors other than our Chief Executive Officer must retain ownership of at least 50% of the shares they individually acquire (including both those awarded by PetSmart as an equity grant and those purchased on the open market) during their service as a Director until the expiration of six months following their departure from the Board of Directors. These Officer and Director Stock Ownership Guidelines are subject to modification from time-to-time.

Stockholder Communication

     Stockholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, or by e-mail at PetSmartBoard@ssg.petsmart.com. Our Corporate Governance Guidelines set forth the process for handling letters received by PetSmart and addressed to the Board of Directors. Under that process, the General Counsel/Corporate Secretary of PetSmart is responsible for reviewing, summarizing, or sending a copy to the Board of Directors, the Lead Director, or Committee Chairperson, whichever is applicable, any correspondence that deals with the functions of the Board of Directors or committees, ethical issues, or general matters that would be of interest to the Board of Directors. Directors may at any time review a log of all relevant correspondence received by PetSmart that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence. Stockholder communications relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the PetSmart Disclosure and Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

B. PROPOSAL ONE

ELECTION OF DIRECTORS

     Our Restated Certificate of Incorporation and Bylaws provide that our Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of Directors, with each class having a three-year term. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors. A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified.

     The Board of Directors is presently composed of ten members, nine of whom are non-employee, independent Directors. There are no vacancies. There are three Directors in the class whose terms expire in 2009. Ms. Rita V. Foley and Messrs. Joseph S. Hardin, Jr. and Amin I. Khalifa are the three Directors whose terms expire in 2009, and all are nominees for re-election and all were previously elected by our stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, resignation, or removal.

     The Corporate Governance Committee strives to create and sustain a Board of Directors that brings to PetSmart a variety of perspectives and skills derived from high-quality business and professional experience. The Board of Directors believes that each of the nominees contribute significantly to PetSmart and recommends a vote in favor of each of Ms. Foley and Messrs. Hardin and Khalifa. Ms. Foley has been a member of the Board since June 2004 and has extensive experience in information technology, sales and marketing as a Senior Vice President of MeadWestvaco Corporation. Ms. Foley brings the unique perspective of a senior executive in the packaging and branding industries to bear in advising PetSmart as we seek to enhance the shopping experience for our pet parents. Mr. Hardin has been a member of the Board since September 2005 and has extensive experience in the customer service industry as the former President and Chief Executive Officer of Kinko’s, Inc. Mr. Hardin also brings his significant operational experience at Wal-Mart Stores, Inc. and SAM’s Club to bear as we continue to grow our operations, set strategy and bring new services to our pet parents that differentiate us from our competitors. Mr. Khalifa has been a member of the Board since March 2005 and has been designated an audit committee financial expert as defined in applicable SEC rules. Mr. Khalifa brings the perspective of a senior financial executive well versed in financial and accounting matters as well as operational matters from diverse industries. Together we believe the nominees present a diversified, compelling class of Directors with the necessary skills and experience to advise PetSmart and drive stockholder value.

     Our Bylaws provide for a majority voting standard for the election of Directors in uncontested elections. The election of Directors pursuant to this proposal constitutes an uncontested election. Directors in uncontested elections must receive more than fifty percent of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Prior to 2007, Directors in uncontested elections were elected under a plurality vote standard, in which nominees receiving the most votes were elected, regardless of how many shares were voted against the nominee. Plurality voting will still apply in contested elections where there are more nominees than Directors to be elected. Shares represented by submitted proxies will be voted, for the election of each of the three nominees named below unless you vote “Against” or “Abstain” from voting with respect to any or all of the nominees. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Directors may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

     Under the laws of Delaware, PetSmart’s state of incorporation, if an incumbent Director is not elected, that Director continues to serve as a “holdover Director” until the Director’s successor is duly elected and qualified, even if there are more votes cast “against” than “for” the Director. As a result, the Board of Directors has also adopted a policy that requires incumbent Directors that are nominees for election to tender, in advance of the Annual Meeting, irrevocable resignations that will be effective upon (i) the failure of such Director to receive the required vote at the Annual Meeting, and (ii) Board of Directors acceptance of such resignation. If an incumbent Director does not receive the required vote for election, the Corporate Governance Committee will act on an expedited basis to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors.

Set forth below is biographical information for each nominee for election for a three-year term expiring at the 2012 Annual Meeting:

     Rita V. Foley, age 56, has been a Director of PetSmart since June 2004. Prior to her departure in 2006, Ms. Foley served as Senior Vice President of MeadWestvaco Corporation, a leading global provider of packaging to the entertainment, healthcare, cosmetics, and consumer products industries, and in 2002 became the President of the Consumer Packaging Group of MeadWestvaco Corporation. From 2001 to 2002, she was the Chief Operating Officer of MeadWestvaco’s Consumer Packaging Group. Ms. Foley held various senior positions from 1999 to 2001 within Westvaco, the predecessor to MeadWestvaco, including Senior Vice President and Chief Information Officer. Ms. Foley has also held various executive global sales, marketing, and general management positions at Harris Lanier, Digital Equipment Corporation and QAD, Inc. Ms. Foley serves on the boards of the Dresser-Rand Group Inc., and Pro Mujer.

     Joseph S. Hardin, Jr., age 64, has been a Director of PetSmart since September 2005. From 1997 until his retirement in 2001, Mr. Hardin was President and Chief Executive Officer of Kinko’s, Inc., a leading provider of printing, copying, and binding services. From 1986 to April 1997 he served in several executive positions in increasing responsibility at Wal-Mart Stores, Inc., ultimately as Executive Vice President and as President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores, Inc. Mr. Hardin serves on the boards of American Greetings Corporation and Dean Foods Company.

     Amin I. Khalifa, age 55, has been a Director of PetSmart since March 2005. Since December 2007, Mr. Khalifa has been the principal of Khalifa Management Consulting, a management consulting firm. From August 2006 through September 2007, Mr. Khalifa served as Executive Vice President and Chief Financial Officer for Leap Wireless International, Inc., a leading provider of innovative, high-value wireless services. From October 2003 to August 2006, Mr. Khalifa served as Executive Vice President and Chief Financial Officer for Apria Healthcare Group Inc., leading provider of integrated home healthcare products and services, with responsibility for the company’s financial functions, as well as purchasing, contract services, and investor relations. From June 1999 to September 2003, Mr. Khalifa served as Vice President and Chief Financial Officer of Beckman Coulter, Inc., a manufacturer of diagnostic laboratory equipment and instruments. Prior to that, Mr. Khalifa served as the Chief Financial Officer and held other executive financial positions at the Agricultural Sector of Monsanto Company, Aetna Health Plans and PepsiCo, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

C. INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors Continuing in Office Until the 2010 Annual Meeting

     Rakesh Gangwal, age 55, has been a Director of PetSmart since December 2005. From June 2003 until August 2007, Mr. Gangwal served as Chairman, President and Chief Executive Officer of Worldspan Technologies Inc., a provider of travel technology and information services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity projects and consulting projects. From 1998 to 2001, he served as Chief Executive Officer and President of US Airways Group, Inc. and US Airways, Inc., and from 1996 to 1998, Mr. Gangwal was the President and Chief Operating Officer of US Airways Group. On August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including its principal operating subsidiary, US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc., and its subsidiaries emerged from bankruptcy protection under a reorganization plan, which became effective on March 31, 2003. Mr. Gangwal serves on the board of OfficeMax Incorporated.

     Barbara A. Munder, age 63, has been a Director of PetSmart since March 1999. Since January 2005, she has served as Executive Director of the operating groups, Institutional Investor Institute and The Hedge Fund Institutional Forum to Euromoney Institutional Investor PLC, an international business-to-business publisher, largely in the international finance, law, tax, energy, and transport sectors. From 2002 to 2004, she served as Senior Advisor to Euromoney Institutional Investor PLC, and as a Director of the operating group, Institutional Investor Institute. From 2001 to 2002, she was a principal of Munder & Associates, a marketing and web strategy-consulting firm. Also during 2001, she was Chief Operating Officer of Womenfuture LLC, a distance learning company. From 1994 to 2000, Ms. Munder held various positions with The McGraw-Hill Companies, Inc., including Senior Vice President, New Initiatives, with oversight for corporate-wide electronic commerce; and Senior Vice President, Corporate Affairs, with responsibility for branding, marketing, communications, and Washington affairs.

     Thomas G. Stemberg, age 60, has been a Director of PetSmart since April 1988. In March 2007, he became a managing general partner with Highland Consumer Partners, a venture capital firm, and from 2005 to 2007 he served as a venture partner with Highland Capital Partners. From 1988 to 2005, Mr. Stemberg served as Chairman of Staples, Inc., an office supply superstore retailer, and from 1986 until 2001, he also served as Chief Executive Officer of Staples, Inc. Mr. Stemberg serves on the boards of CarMax, Inc. and lululemon athletica inc.

Directors Continuing in Office Until the 2011 Annual Meeting

     Lawrence A. Del Santo, age 74, has been a Director of PetSmart since September 1998. From 1994 until his retirement in 1997, Mr. Del Santo served as the Chairman and Chief Executive Officer of The Vons Companies, Inc., a supermarket retailer. From 1993 to 1994, he served as Senior Vice President and Chief Operating Officer of American Stores Company, a grocery retailer. Mr. Del Santo serves on the board of Supervalu Inc.

     Philip L. Francis, age 62, has been a Director of PetSmart since June 1989 and our Chief Executive Officer since March 1998. In September 1999, he was also named Chairman of the Board, and from 1998 to 2001, he was also the President of PetSmart. From 1991 to 1998, he held various positions with Shaw’s Supermarkets, Inc., a subsidiary of J Sainsbury plc, including Chief Executive Officer, Chief Operating Officer, and President. Prior to that he held several senior management positions for Roundy’s, Inc., Cardinal Health, Inc., and the Jewel Companies, Inc. Mr. Francis serves on the boards of Supervalu Inc. and Cardinal Health, Inc.

     Gregory P. Josefowicz, age 57, has been a Director of PetSmart since December 2004. From 1999 until his retirement in 2006, Mr. Josefowicz served as a Director and President and Chief Executive Officer of Borders Group, Inc., and was named Chairman of the Board in 2002. Mr. Josefowicz serves on the boards of Winn-Dixie Stores, Inc. and Telephone and Data Systems, Inc.

     Richard K. Lochridge, age 65, has been a Director of PetSmart since June 1998. Mr. Lochridge is the founder and has been President since 1986 of Lochridge & Company, Inc., a management consulting firm. He serves on the boards of Lowe’s Companies, Inc. and Dover Corporation.

D. DIRECTOR COMPENSATION

Retainer

     Each independent Director receives a quarterly calendar retainer of $10,500. The Lead Director receives an additional quarterly retainer of $12,500. In calendar year 2008, the quarterly calendar retainer paid to the Corporate Governance, Compensation Committee and Audit Committee Chairs was $2,500, $3,750 and $5,000, respectively. In addition, each independent Director receives a fee of $1,500 for in-person attendance and $1,000 for telephonic attendance at each Board of Directors and committee meeting. Finally, Directors are also eligible for reimbursement for actual expenses incurred in connection with their attendance at Board of Directors and committee meetings.

     Each independent Director must receive at least 50% of their quarterly retainer in shares of common stock, but may elect to receive the remaining 50% of their quarterly retainer in cash. The number of shares of common stock provided to each independent Director in lieu of their quarterly calendar cash retainer is determined by dividing the dollar value that they have elected to receive in shares of common stock by the average closing price of our common stock on the five consecutive trading days prior to the week before the last day of each calendar quarter. Independent Directors may also elect to defer up to 100% of their annual cash compensation into our Deferred Compensation Plan.

Restricted Stock Awards

     Upon their initial election to our Board of Directors, each independent Director receives shares of restricted common stock with a value equal to $125,000, such shares cliff vest on the third anniversary of the date of grant. In addition, each independent Director is entitled to receive restricted common stock with a value equal to $98,000 annually and such shares will cliff vest on the first anniversary of the date of grant. The number of shares of restricted common stock granted to each independent Director for the initial grant and the annual grant is determined by dividing the dollar value of the grant by the fair market value on the date of the grant. If the grant was made prior to 2007, the shares of restricted common stock subject to each initial and annual grant cliff vest in four years and initial and annual grants of restricted common stock made in 2007 and after cliff vest in three years and one year respectively. Shares subject to these grants are eligible for dividends, if any, that are declared for all stockholders. In fiscal years 2007 and 2008, each independent Director received an annual restricted common stock grant of 2,646 and 5,166 shares under our 2006 Equity Incentive Plan, respectively. In March 2009, each independent Director received a restricted common stock award of 5,871 shares under our 2006 Equity Incentive Plan.

     We have not granted any stock options to our independent Directors since fiscal year 2003. All options held by our independent Directors were fully vested in fiscal year 2007 and we did not recognize any compensation expense for such stock options in fiscal year 2008. As of February 1, 2009, our independent Directors held the following aggregate number of stock options: Mr. Del Santo – 23,843 shares; Mr. Kirk – 9,000 shares; Mr. Lochridge – 23,843 shares; Ms. Munder – 43,843 shares; and Mr. Stemberg – 23,843 shares.

     The table below presents compensation earned by each independent Director during fiscal year 2008. Mr. Francis, as Chief Executive Officer, is not eligible for any Director compensation or Director grants of restricted common stock.

Director Compensation

			Change in
			Pension Value
			and Nonqualified
			Deferred
	Fees Earned or		Compensation	All Other
Name	Paid in Cash (1)	Stock Awards (2)	Earnings (3)	Compensation (4)	Total
Lawrence A. Del Santo	$16,559	$159,310	$7,556	$1,159	$184,584
Rita V. Foley	39,560	149,509	—	1,200	190,269
Rakesh Gangwal	13,559	174,828	—	1,422	189,809
Joseph S. Hardin, Jr.	10,059	175,424	—	1,502	186,985
Gregory P. Josefowicz (5)	87,605	165,507	—	1,501	254,613
Amin I. Khalifa	14,059	175,428	—	1,368	190,855
Ronald Kirk (6)	31,060	138,643	—	1,159	170,862
Richard K. Lochridge	33,059	159,310	—	1,159	193,528
Barbara A. Munder	10,059	159,310	—	1,159	170,528
Thomas G. Stemberg	49,560	138,643	—	1,159	189,362
____________________

(1)

Includes all fees earned or paid in cash for services as a Director in fiscal year 2008, including quarterly retainer fees, committee chair fees, and meeting fees. Independent Directors must receive at least 50% of their quarterly retainer fee in shares of our common stock, but may elect to receive the remaining 50% of their retainer fee in cash. As a result, the amounts in this column reflect the value of quarterly retainer fees, committee chair fees, and meeting fees that either must be paid in cash or may be paid in cash at the election of each independent Director. During calendar year 2008, the independent Directors received the following number of shares of common stock in lieu of the cash retainer: Mr. Del Santo – 2,003 shares; Ms. Foley – 1,000 shares; Mr. Gangwal – 2,003 shares; Mr. Hardin – 2,003 shares; Mr. Josefowicz – 1,000 shares; Mr. Khalifa – 2,003 shares; Mr. Kirk – 1,000 shares; Mr. Lochridge – 2,003 shares; Ms. Munder – 2,003 shares; and Mr. Stemberg – 1,000 shares.

(2)

Represents the aggregate proportionate fair value of shares of restricted common stock granted in fiscal year 2004 through fiscal year 2008 recognized as a compensation expense in PetSmart’s financial statements for fiscal year 2008, including amounts paid in shares of our common stock for the quarterly retainer fee of each independent Director. The grant date fair value for each share of restricted common stock is based on the closing price of PetSmart’s common stock on the date of grant. Restricted common stock awards granted prior to January 1, 2007, vest four years from the date of the grant. Restricted common stock awards granted subsequent to January 1, 2007, vest as follows: (1) for annual grants, on the first anniversary of the date of grant and (2) for initial grants, on the third anniversary of the date of grant.

As of February 1, 2009, the independent Directors had received the following aggregate number of shares of restricted common stock and held the following aggregate number of shares of unvested restricted common stock:

	Number of Shares of	Number of Shares of
	Restricted Common	Unvested Restricted
Name	Stock Granted	Common Stock
Lawrence A. Del Santo	14,854	9,647
Rita V. Foley	16,234	9,647
Rakesh Gangwal	15,122	12,476
Joseph S. Hardin, Jr.	15,791	13,145
Gregory P. Josefowicz	15,786	9,647
Amin I. Khalifa	14,673	12,027
Ronald Kirk	14,854	9,647
Richard K. Lochridge	14,854	9,647
Barbara A. Munder	14,854	9,647
Thomas G. Stemberg	14,854	9,647
Total	151,876	105,177

(3)	Includes earnings on amounts deferred under our Deferred Compensation Plans. Please see the section entitled “Nonqualified Deferred Compensation” for descriptions of the plans.

(4)

Includes the dollar value of any dividends or other earnings paid on shares of restricted common stock to the extent not factored into the grant date fair value of the restricted stock awards. Quarterly dividends of $0.03 per share were paid on shares of restricted common stock during fiscal year 2008.

(5)	Mr. Josefowicz declined the Corporate Governance Chairman fee due to the additional compensation he received for serving as our Lead Director.

(6)

Mr. Kirk resigned from the Board of Directors in March 2009. In recognition of Mr. Kirk’s contributions to PetSmart, the Board of Directors waived our right to reacquire 2,495 unvested shares subject to outstanding restricted stock awards.

E. PROPOSAL TWO

AMENDMENT TO PETSMART’S RESTATED CERTIFICATE OF INCORPORATION
TO ELIMINATE CLASSIFIED BOARD STRUCTURE

     After careful consideration and upon the recommendation of the Corporate Governance Committee, the Board of Directors has unanimously determined that it would be in the best interests of PetSmart and our stockholders to amend our Restated Certificate of Incorporation to declassify the Board and provide for the annual election of all directors, as described below. The Board is now asking PetSmart’s stockholders to approve this amendment to the Restated Certificate of Incorporation.

PetSmart’s Current Classified Board Structure

     Our Restated Certificate of Incorporation and Bylaws provide that our Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of Directors, with each class having a three-year term. Consequently, at any given annual meeting of stockholders, our stockholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board.

Proposed Declassification of the Board

     In March 2009, the Board of Directors voted to approve, and to recommend that our stockholders approve at the 2009 Annual Meeting, an amendment to our Restated Certificate of Incorporation that upon filing with the Secretary of State of the State of Delaware will eliminate the Board’s classified structure. If our stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the filing of the amendment (including directors elected at the 2009 Annual Meeting) will complete those terms. Thereafter their successors will be elected to one-year terms and from and after the 2012 Annual Meeting, all directors will stand for election annually.

Rationale for Declassification

     The Board of Directors is committed to good corporate governance. Accordingly, in determining whether to propose the declassification of the Board as described above, the Board carefully reviewed the various arguments for and against a classified Board structure.

     The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. The Board also believes that implementing annual elections for all directors would support our ongoing effort to adopt “best practices” in corporate governance as the Board noted that many U.S. public companies have eliminated their classified Board structures in recent years.

     In view of the considerations described above, the Board of Directors, upon the recommendation of the Corporate Governance Committee, unanimously determined that it is in the best interests of PetSmart and our stockholders to eliminate the classified Board structure as proposed. Therefore, the Board of Directors has unanimously approved the proposed amendment to our Restated Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Appendix A. Our Board of Directors has also approved an amendment to our Bylaws to eliminate the Board’s classified structure to be effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware.

Required Vote

     Under the Restated Certificate of Incorporation, this proposal must be approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the outstanding shares of PetSmart entitled to vote at an election of directors. Accordingly, this proposal will be approved, and the proposed amendment to the Restated Certificate of Incorporation adopted, upon the affirmative vote of the holders of 66 2/3% of our outstanding Common Stock. Abstentions and broker non-votes will have the effect of an “Against” vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE

A. PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year 2009 ending January 31, 2010. Services provided to PetSmart by Deloitte & Touche LLP in fiscal year 2008 are described under “Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee on page 18.

     Deloitte & Touche LLP has audited the financial statements of PetSmart since February 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of PetSmart and our stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

B. FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEARS 2008 AND 2007

     The following table shows the fees billed to PetSmart for services provided by Deloitte & Touche LLP for our fiscal years 2008 and 2007:

	2008	2007
Audit Fees	$1,634,000	$1,930,000
Audit-Related Fees	50,000	177,000
Tax Fees	416,000	813,000
Total	$2,100,000	$2,920,000

Audit Fees. This category includes the audit of PetSmart’s annual financial statements, audit of internal control over financial reporting, review of financial statements included in PetSmart’s Form 10-Q Quarterly Reports, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, consents related to SEC and other registration statements, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of PetSmart’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and other accounting consultations.

Tax Fees. This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax return preparation of $258,000 and $199,000 in fiscal years 2008 and 2007, respectively, and for technical tax advice of $158,000 and $614,000 in fiscal years 2008 and 2007, respectively.

All Other Fees. There were no other professional services rendered by Deloitte & Touche LLP in fiscal years 2008 and 2007.

     The Audit Committee has determined that the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence.

     The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the Audit Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (2) the Audit Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $50,000 per individual proposed service; (3) the Audit Committee must pre-approve any permitted non-audit services that exceed $50,000 per individual proposed service; and (4) at each regularly scheduled Audit Committee meeting: (a) the Audit Committee Chair will review any services that were pre-approved since the last Audit Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit Committee meeting.

C. AUDIT COMMITTEE

     The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders with respect to its oversight of: the quality and integrity of PetSmart’s financial statements and disclosures; our compliance with legal and regulatory requirements; the relationship with our internal auditors and our independent registered public accounting firm, including their independence, the audit, and additional services; and our internal and disclosure controls. During fiscal year 2008, the Audit Committee was composed of the following independent Directors: Messrs. Lochridge, Gangwal, Khalifa and Ms. Foley. Mr. Lochridge served as Chairman. Messrs. Lochridge and Khalifa have been designated by the Board of Directors as audit committee financial experts as defined in applicable SEC Rules. The Board of Directors made a qualitative assessment of Messrs. Lochridge’s and Khalifa’s level of knowledge and experience based on a number of factors, including their education and work, management, and director experience. All members of our Audit Committee are financially literate and are independent, as independence is defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met six times during fiscal year 2008, and its report is presented below. The Audit Committee acts under a written charter that was adopted by the Board of Directors, and is published in the Corporate Governance Section of the PetSmart website located at www.petm.com.

D. REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of PetSmart.

     The Audit Committee oversees PetSmart’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. PetSmart has an Internal Audit Department that is actively involved in examining and evaluating PetSmart’s financial, operational, and information systems activities and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of PetSmart’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380). In addition, the Audit Committee has also received written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.

     The Audit Committee discussed with PetSmart’s independent registered public accounting firm the overall scope and plans for their audit, and developed a pre-approval process for all independent registered public accounting firm services. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of PetSmart’s internal and disclosure controls, and the overall quality of PetSmart’s financial reporting. The Audit Committee held six meetings during fiscal year 2008.

     The Audit Committee has determined the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in PetSmart’s Annual Report on Form 10-K for the fiscal year 2008 ended February 1, 2009, for filing with the SEC. The Audit Committee has appointed Deloitte & Touche LLP to be PetSmart’s independent registered public accounting firm for the fiscal year 2009 ending January 31, 2010.

Audit Committee of the Board of Directors

Richard K. Lochridge (Chairman)
Rita V. Foley
Rakesh Gangwal
Amin I. Khalifa
____________________

1

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE IV. COMPENSATION DISCUSSION AND ANALYSIS
AND COMPENSATION COMMITTEE REPORT

A. PROPOSAL FOUR

AMENDMENT OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN

     We are requesting that the stockholders approve the amendment of the PetSmart, Inc. Executive Short-Term Incentive Plan, or the ESTIP.

     The Compensation Committee of the Board of Directors originally adopted the ESTIP in May 2002. The ESTIP was subsequently approved by our stockholders at the 2002 Annual Meeting of Stockholders and the continuation of the ESTIP was approved by our stockholders at the 2007 Annual Meeting of Stockholders. In March 2009, the Compensation Committee approved an amendment to the ESTIP, subject to stockholder approval, to modify the eligible performance criteria under the ESTIP to include net year-end cash, or the Additional Criteria.

     Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation such as PetSmart for compensation paid to certain executive officers in a taxable year to the extent that compensation received by each such executive officer exceeds $1 million. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. If approved by our stockholders, compensation paid pursuant to the Additional Criteria will qualify as performance-based compensation.

     The Board believes that the ESTIP benefits stockholders by linking a portion of executive compensation to our performance. In addition, the ESTIP provides a vehicle to pay performance-based compensation to a select group of executive officers and other key employees who might become executive officers. The compensation to such individuals pursuant to the terms and conditions of the ESTIP will avoid the deduction limitation imposed by Section 162(m) of the Internal Revenue Code.

     The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to approve the amendment to the ESTIP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to our stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Should our stockholders fail to approve the amendment for the Additional Criteria, we will continue to be able to grant awards under the previously approved performance criteria.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL FOUR

     The material terms of the ESTIP are summarized below. This summary, however, does not purport to be a complete description of the ESTIP. The ESTIP is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the ESTIP.

Purpose

     The purposes of the ESTIP are to enhance PetSmart’s ability to promote its success by providing incentives and rewards for the contributions of plan participants towards the successful achievement of our financial and business goals. The ESTIP is structured to pay cash bonuses as well as restricted stock, stock units and restricted stock units granted under our 2006 Equity Incentive Plan, or 2006 Plan, that satisfies the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Administration

     The ESTIP is administered by the Compensation Committee of the Board of Directors. All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants.

Duration

     The ESTIP amendments will become effective immediately following the 2009 Annual Meeting, and the ESTIP will remain effective, as amended, until the first annual meeting of stockholders that occurs in 2012, unless terminated earlier by the Compensation Committee or the Board of Directors. No compensation will be paid pursuant to the Additional Criteria under the amended ESTIP until approved by our stockholders.

Participation

     Our executive officers (that is, PetSmart’s officers who are subject to Section 16 of the Securities Exchange Act of 1934) and other key employees of PetSmart, who in the opinion of the Compensation Committee may become executive officers or who otherwise may make comparable contributions to PetSmart, are eligible to participate in the ESTIP. At the beginning of each performance period, the Compensation Committee designates which eligible employees will participate in the ESTIP for such performance period. Participation is generally on an annual basis, and participation in one year does not ensure participation in future years. In fiscal year 2008, all our executive officers were designated to participate in the ESTIP. Amounts paid to our named executive officers for fiscal year 2008 are presented below. The participants in the ESTIP will not participate in our regular Short-Term Incentive Plan.

Plan Operation

     Under the ESTIP, the Compensation Committee will establish and approve target bonus amounts for each participant for each performance period. Typically a performance period will be a fiscal year. The Compensation Committee will also establish performance metrics and objectives for the performance period based on the business criteria discussed below. Actual performance relative to those objectives determines to what extent the target bonus amount is paid for such performance period.

Business Criteria on which the Performance Goals are Based

     The ESTIP sets forth a number of business criteria, any one or more of which may be selected by the Compensation Committee as the basis for determining incentive compensation under the ESTIP that may become payable to a participant for a particular fiscal year. The criteria are:

  Net income of PetSmart, as set forth in PetSmart’s audited financial statements.

  Earnings per share of PetSmart, as set forth in PetSmart’s audited financial statements.

  Customer satisfaction as determined by an independent professional survey research firm.

  Increase in the trading price of PetSmart’s stock above the trading price at the time the criteria is established.

  Return on equity, including return on invested capital, as set forth in PetSmart’s audited financial statements.

  Return on assets, as set forth in PetSmart’s audited financial statements.

  Return on investments, as set forth in PetSmart’s audited financial statements.

  Increase in sales, including sales growth, as set forth in PetSmart’s audited financial statements.

  Net year-end cash, as set forth in PetSmart’s audited financial statements, as adjusted (if approved).

     All criteria that are based on PetSmart’s audited financial statements may be modified by the Compensation Committee at the time the specific criteria are selected to take into consideration one or more of the following: (a) changes in accounting principles that become effective during the performance period, (b) extraordinary, unusual or infrequently occurring events, (c) the disposition of a business or significant assets, (d) gains or losses from all or certain claims and/or litigation and insurance recoveries, (e) the impact of impairment of intangible assets, (f) restructuring activities, (g) the impact of investments or acquisitions, and/or (h) changes in corporate capitalization such as stock splits and certain reorganizations. Net end-of-year cash, is defined as cash, restricted cash and cash equivalents, less outstanding debt on our revolving credit agreement, and as adjusted for any changes in our dividend policy and our fiscal year store opening and closing plan, and after adjustment for common stock share repurchases.

     Notwithstanding the foregoing, the Compensation Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code, including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

     Following the close of each performance period, the Compensation Committee will determine whether the established performance metrics were attained and determine what amount will be paid to each participant. The ESTIP, however, gives the Compensation Committee the right to reduce the amount paid based on any individual or PetSmart performance factors deemed relevant by the Compensation Committee, including time holding a particular executive position. The ESTIP does not permit the Compensation Committee to increase such payment above the actual determined amount. Such payment will be made in cash within thirty days of the receipt of PetSmart’s audited financial statements for the applicable performance period and certification by the Compensation Committee that the performance and other criteria for payment have been satisfied. Payroll and other taxes will be withheld as required by law.

Plan Limitations

     Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award not to exceed $5 million for any twelve month period. As amended and restated, the ESTIP provides that to the extent that an award is expressed by reference to a number of shares of our common stock (rather than an equivalent amount of cash), the value of such stock is determined by reference to the value of our stock on the date the target bonus amount is determined by the Compensation Committee for purposes of applying the foregoing limitations. For the current fiscal year a maximum of three times a participant’s target percentage of his or her annual salary will be in effect.

Termination of Employment

     Participants who terminate employment for any reason other than death or disability during any performance period will receive no payment under the ESTIP for such performance period. Participants who die or become totally and permanently disabled during any performance period will receive prorated payments under the plan based on the number of whole months of employment completed during the performance period. Participants who terminate employment for any reason after the close of the performance period, but before the distribution of payments under the ESTIP, will be paid all amounts otherwise payable were the participant still an employee.

Federal Income Tax Consequences

     All amounts paid pursuant to the ESTIP are taxable as ordinary income to the participants when paid. PetSmart may avoid any deduction limitation imposed by Section 162(m) of the Internal Revenue Code by paying performance-based compensation pursuant to the terms and conditions of the ESTIP. Accordingly, compensation attributable to cash bonuses and awards of restricted stock and paid under the ESTIP will qualify as performance-based compensation, provided that: (a) such awards are granted by our Compensation Committee, (b) each award is granted or vests only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the payment or vesting of the award that the performance goal has been satisfied, and (d) prior to the payment of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Amendment and Termination of the ESTIP

     The Compensation Committee or the Board of Directors may suspend, discontinue or amend the ESTIP at any time and for any reason.

Other Compensation

     The ESTIP is not the exclusive means of compensating executive officers. The executive officers have and will continue to receive other compensation, including, for example, salary, bonuses, benefits, stock options, and restricted stock which may be granted outside of the ESTIP.

Payments Under the ESTIP

     The following table sets forth the amounts paid to our named executive officers and the other groups indicated below under the ESTIP in fiscal year 2008.

Name and Position	Amount
Philip L. Francis	$360,937
Chief Executive Officer and Chairman of the Board
Lawrence P. Molloy	72,840
Chief Financial Officer and Senior Vice President
Robert F. Moran	208,187
President and Chief Operating Officer
David K. Lenhardt	79,669
Senior Vice President, Store Operations and Human Resources
Joseph D. O’Leary	81,806
Senior Vice President, Merchandising and Supply Chain
All current executive officers as a group (11 persons)	1,183,455
All employees, including current officers who are not executive officers, as	—
a group (0 persons)

B. REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

     The Compensation Committee of our Board of Directors is responsible for establishing the policies and programs that govern all of the compensation of our executive officers. The Compensation Committee is comprised of independent Directors who are appointed by the Board. The Compensation Committee Charter, approved by the Board, clearly states the duties and responsibilities of the Compensation Committee. The Board reviews all decisions by the Compensation Committee relating to the compensation of our executive officers.

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement due to its content accurately reflecting our compensation program philosophy and our total compensation program as designed by the Compensation Committee.

Compensation Committee of the Board of Directors

Thomas G. Stemberg (Chairman)
Lawrence A. Del Santo
Rita V. Foley
Gregory P. Josefowicz
____________________

1

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

C. COMPENSATION DISCUSSION AND ANALYSIS

Overview

     This Compensation Discussion and Analysis provides information about our compensation program as administered by the Compensation Committee of the Board of Directors. This program relates to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers, who are collectively referred to as the “named executive officers,” and our other executive officers. The discussion below explains our compensation philosophy, the structure of our compensation program, and the manner in which it was developed and continues to evolve. It includes the way executive compensation is determined, the compensation elements, and the reasons we use those elements in our compensation program.

Governance Structure of Compensation Program

     The Board of Directors created the Compensation Committee and its charter to help fulfill its responsibility to oversee the policies and programs that govern our executive officers’ compensation. The Compensation Committee creates and regularly reviews our compensation philosophy and approves all elements of our compensation program for our executive officers. Currently, the Board of Directors has identified ten individuals as executive officers, due to the broad scope of their job responsibilities and policy-making authority.

     The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of our compensation programs, which are intended to strengthen the link between executive pay and performance. The Charter for the Compensation Committee outlines the Committee’s responsibilities, and the Compensation Committee, the Corporate Governance Committee and the Board of Directors periodically review and revise the charter. The Compensation Committee Charter is published in the Corporate Governance section of the PetSmart website located at www.petm.com.

     All members of our Compensation Committee are independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards and as determined by the Board of Directors. Qualifications for inclusion on the Compensation Committee include independence and experience with: compensation, benefits, leading and motivating people, and fiscal responsibility. During fiscal year 2008, the Compensation Committee was composed of the following directors: Ms. Foley and Messrs. Stemberg, Del Santo, and Josefowicz. Mr. Stemberg served as chairperson during fiscal year 2008.

     The Compensation Committee meets at scheduled times during the year, and occasionally considers and takes action by unanimous written consent. The Compensation Committee met four times during fiscal year 2008. The Compensation Committee chairperson plans the topics to be addressed at each meeting during the year. In addition, the chairperson sets a detailed meeting agenda before each meeting in collaboration with the Compensation Committee’s compensation consultant and PetSmart’s executive officers.

     The Chief Executive Officer, Chief Financial Officer, General Counsel, Senior Vice President, Human Resources, and certain other executive officers may attend Compensation Committee meetings at the request of the Compensation Committee. They present and discuss agenda items, answer questions, and take the minutes of the meeting. On a regular basis, the Compensation Committee has executive sessions during which no executive officers are present. Periodically, the Chief Executive Officer may be asked to attend a specific executive session. The Compensation Committee may from time to time request the attendance of independent compensation consultants at its meetings as well as at executive sessions.

     The Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the committee. During fiscal year 2008, the Compensation Committee retained a compensation consultant, Hay Group, to assist it in ensuring that PetSmart’s compensation programs are consistent with the Compensation Committee’s philosophy and aligned with the strategy of PetSmart. Hay Group advises the Compensation Committee on various compensation related matters, including updates on compensation practices within the retail industry, competitive data, benchmarking and market/peer analysis, special projects and compliance issues. Hay Group also collaborates with PetSmart’s management, with the agreement and approval of the Compensation Committee, to ensure calibration and accuracy of information prior to the presentation of Hay Group’s recommendations to the Compensation Committee. In addition, in fiscal year 2008 the Compensation Committee engaged the services of Frederic W. Cook, Inc. to conduct a comprehensive study of PetSmart’s equity incentive plans and make recommendations for changes and to further advise the Compensation Committee with respect to the compensation of our Chief Executive Officer and President and Chief Operating Officer. Frederic W. Cook, Inc. has not performed any other services for PetSmart.

     PetSmart has an internal compensation team made up of a cross-section of executive officers, whose purpose is to assist the Compensation Committee in making recommendations and to carry out the administrative aspects of PetSmart’s compensation programs, including those for associates other than the executive officers. To assist the internal compensation team, management retained Hewitt Associates to provide consulting services regarding our benefit plans. Management also retained Hay Group to assist in compiling compensation data, conducting analyses, consulting services, and supplementing internal resources for market analysis. The Compensation Committee believes the work performed by Hay Group for management does not in any way impact its independence.

Compensation Philosophy

     The compensation philosophy of the Compensation Committee is built upon the principles of pay for performance, shared ownership and alignment with the long-term interests of our stockholders. We also believe it is important that our compensation philosophy supports PetSmart’s strategy of consistent, efficient long-term growth. As a result, PetSmart’s executive compensation programs emphasize at-risk pay through the use of performance-based incentive awards, long-term equity with significant upside potential, and limited use of perquisites. This philosophy supports the need to attract and retain executive talent with the specific skill sets required to ensure PetSmart’s continued success, including solid leadership, long-term strategic vision, a customer-centric focus and strong results orientation. Pay for performance considers individual executive goal attainment, the financial and non-financial goals of PetSmart, and the long-term responsible improvement of stockholder returns.

     The following chart summarizes the compensation philosophy of PetSmart. When our performance falls short of established performance measures, total cash compensation and total direct compensation will fall below the targeted percentiles shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives	long-term incentives
PetSmart target compared to peer market	50th percentile	50th percentile at target	75th percentile at target
		company performance (1)	company performance (1)

		75th percentile at outstanding	>75th to 90th percentile at
		company performance (1)	outstanding company
performance (1)
____________________

(1)	As measured against appropriate but challenging company performance targets established by the Compensation Committee.

     A comparison of fiscal year 2008 compensation paid to our named executive officers with other comparable companies is shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives	long-term incentives
2008 CEO Compared to Retail Survey	50th to 75th percentile	25th to 50th percentile	50th percentile

2008 CEO Compared to Peer Group	50th percentile	25th percentile	25th to 50th percentile

2008 NEOs Compared to Retail Survey	25th to 50th percentile	25th percentile	50th percentile

2008 NEOs Compared to Peer Group	25th to 50th percentile	25th to 50th percentile	25th to 50th percentile

Determining Executive Compensation

     When evaluating executive compensation, the Compensation Committee considers, in part:

  pay for individual and company performance;

  alignment with the stated compensation philosophy;

  the need to attract and retain quality leadership;

  relative internal equity between officers;

  appropriate cost management; and

  continued focus on corporate governance.

This process includes a review of PetSmart’s entire compensation program and an analysis for each executive officer of all elements of compensation as compared to the individual’s and PetSmart’s performance and objectives. The Compensation Committee works directly with Hay Group to determine compensation for the Chief Executive Officer and the other executive officers. In fiscal year 2008, the Compensation Committee also retained Frederic W. Cook, Inc. with respect to the compensation of our Chief Executive Officer and President and Chief Operating Officer. The Chief Executive Officer makes compensation recommendations to the Compensation Committee for the remaining executive officers for its review and approval. The Senior Vice President, Human Resources is responsible for the design and implementation of all of PetSmart’s compensation programs as approved by the Compensation Committee or its delegee.

     The Compensation Committee utilizes compensation consultants to analyze our executive compensation compared to the consultant’s own proprietary retail-specific survey as well as the approved peer group. The proprietary retail industry survey includes 97 retailers, provides data by job title, and controls for differences in responsibility and revenue. The 2008 Hay Retail Survey participants are as follows:

7-Eleven, Inc.	Coach, Inc.	Jewelry Television	RadioShack Corporation
Abercrombie & Fitch Co.	Collective Brands, Inc.	Kohl’s Corporation	Restoration Hardware, Inc.
Ace Hardware Corporation	Costco Wholesale Corporation	L.L. Bean, Inc.	Retail Ventures, Inc.
Advance Auto Parts, Inc.	Euromarket Designs, Inc. (Crate and Barrel)	Li & Fung USA	Richemont North America, Inc.
Aeropostale, Inc.	CVS Caremark Corporation	Limited Brands, Inc.	Saks Incorporated
Ahold U.S.A., Inc.	Dick’s Sporting Goods, Inc.	Limited Stores, Inc.	Sears Holdings Corporation
Alex Lee, Inc.	Dollar General Corporation	Liz Claiborne, Inc.	ShopKo Stores, Inc.
Amazon.com, Inc.	Dollar Tree, Inc.	Lord & Taylor	Sonic Automotive, Inc.
American Eagle Outfitters, Inc.	DSW, Inc.	Lowe’s Companies, Inc.	Sports Authority, Inc.
The Andersons, Inc.	Express, LLC	LVMH Moet Hennessy Louis Vuitton	Stage Stores, Inc.
AnnTaylor Stores Corporation	Family Dollar Stores, Inc.	Macy’s, Inc.	Staples, Inc.
AutoNation	FedEx Corporation	Maidenform Brands, Inc.	Starboard Cruise Services, Inc.
AutoZone, Inc.	Foot Locker, Inc.	Meijer, Inc.	SUPERVALU, Inc.
Belk, Inc.	GameStop Corp.	Mervyn’s, LLC	Target Corporation
Best Buy Co., Inc.	Gap, Inc.	Michaels Stores, Inc.	The TJX Companies, Inc.
Blockbuster Inc.	Gardeners Supply Co.	Micro Electronics, LLC	Tommy Hilfiger Group
The Bon-Ton Stores, Inc.	Gymboree Corporation	New York & Company, Inc.	Toys R Us, Inc.
Bulgari S.P.A.	hhgregg, Inc.	Nordstrom, Inc.	Tween Brands, Inc.
C&S Wholesale Grocers, Inc.	Hallmark Cards, Inc.	Office Depot, Inc.	Wal-Mart Stores, Inc.
Carter’s, Inc.	Harris Teeter, Inc.	OfficeMax Incorporated	Wawa, Inc.
Cato Corporation	Helzberg Diamond Shops, Inc.	PetSmart, Inc.	Williams-Sonoma, Inc.
CBRL Group Inc. - Retail	The Home Depot, Inc.	Phillips-Van Heusen Corporation	Zale Corporation
Chico’s FAS, Inc.	Hot Topic, Inc.	Pier 1 Imports, Inc.
The Children’s Place Retail Stores, Inc.	J.C. Penney Company, Inc.	Polo Ralph Lauren Corporation
Circuit City Stores, Inc.	J. Crew Group Inc.	PPG Industries, Inc. – Retail

     The Compensation Committee determines our peer group using the following criteria:

  publicly-held specialty retailers with a similar level of performance, net income growth and total shareholder return;

  revenues typically from one-half to twice that of PetSmart;

  a multi-channel retail structure with an emphasis on hard goods;

  specific characteristics matching PetSmart’s current or potential business model; and/or potential competitors for executive talent.

This peer group is reviewed periodically by the Compensation Committee and may change from time to time based on the current competitive environment. The Compensation Committee changed the peer group in fiscal year 2008, replacing Borders Group and Talbots with BJ’s Wholesale Club and Tractor Supply Company. The current peer group is comprised of the following companies:

Abercrombie & Fitch Co.	Dollar Tree, Inc.
Advance Auto Parts, Inc.	Family Dollar Stores, Inc.
AutoZone, Inc.	Foot Locker, Inc.
Barnes & Noble, Inc.	Gamestop Corp.
Bed Bath & Beyond Inc.	OfficeMax Incorporated
BJ’s Wholesale Club	Ross Stores, Inc.
CarMax, Inc.	Tractor Supply Company
Collective Brands, Inc. (Payless)	Williams-Sonoma, Inc.
Dick’s Sporting Goods, Inc.	Zale Corporation

     Benchmarking is one factor used in determining executive officer compensation. The Compensation Committee compares each element of compensation separately and in the aggregate to compensation at certain companies PetSmart benchmarks against, sometimes referred to as our peer group, as well as a larger retail comparator group represented in the Hay Group proprietary survey.

     For fiscal year 2008, total cash compensation and total direct compensation fell below targets when measured against both the retail survey data and the peer group, driven primarily by base salaries that were at or below the 50th percentile, short-term incentive payments at 37.2% of target amounts, and reduced long-term equity grants.

     We provide limited benefits and perquisites. The Compensation Committee believes our executive compensation packages are reasonable when considering our business strategy, compensation philosophy, and the competitive market.

Design and Elements of our Compensation Program

     The four elements of executive compensation for our executive officers, including the named executive officers, are: (1) base salary; (2) annual performance incentive; (3) long-term equity incentive compensation consisting of stock options, restricted stock and performance share units; and (4) benefits. These elements are designed to:

  ensure that PetSmart executives have clear goals and accountability with respect to PetSmart’s performance;

  ensure pay for performance and encourage responsible business growth;

  establish pay opportunities that are competitive with prevailing industry practices, our stage of growth and the labor markets in which we operate;

  align incentive and equity compensation with PetSmart’s strategy and the long-term interests of PetSmart stockholders; and

  assist PetSmart with attraction, retention and motivation of key executive talent.

Each of the four elements are discussed below in greater detail:

     1. Base Salary. The base salary for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of PetSmart, and the competitive pay practices of companies with which we compete for executive talent. In determining individual base salaries, the Compensation Committee considers the number of years of management experience in the specific functional area, specific retail experience in companies with similar complexity and management challenge, scope of job responsibilities, leadership skills, business unit performance, achievement of important strategic initiatives and contribution to company management, job experience, individual performance, and the internal value of the position. Base salary for new executive officers is also set utilizing some or all of the above criteria.

     The base salaries paid to our named executive officers are set forth in the “Summary Compensation Table.” For fiscal year 2008, our Chief Executive Officer’s base pay was at approximately the 50th percentile of the peer group in recognition of his contributions to PetSmart’s growth and his long tenure as Chief Executive Officer. For fiscal year 2009, our Chief Executive Officer’s base pay has been set at $995,000, which is between the 50th and 75th percentile of the peer group. For fiscal year 2009 (similar to fiscal year 2008), the base salary for our President and Chief Operating Officer is between the 50th and 75th percentile of the peer group to also reflect his experience and scope of responsibility. Base pay for the remaining named executive officers was and is below the 50th percentile for fiscal years 2008 and 2009. The Compensation Committee recognizes that these named executive officers have base salaries below the target because these named executive officers are relatively new in their positions or have newly expanded roles within PetSmart. The Compensation Committee considers the benchmarking data obtained from our peer group to be the most relevant comparison in evaluating the competitiveness of the base salaries of these named executive officers, and intends to move the Total Direct Compensation of these named executive officers towards our stated compensation goals as appropriate.

     2. Annual Performance Incentive. The annual performance incentive is designed to motivate executives to attain short-term objectives that align with long-term business goals. Our policy is to have a significant portion of an executive’s total cash compensation tied to PetSmart’s overall performance. At the beginning of each fiscal year, under the Executive Short-Term Incentive Plan, or the ESTIP, the Compensation Committee assigns each executive officer an incentive target equal to a specified percentage of his or her annual base salary. The Chief Executive Officer’s incentive target is 100%, the President and Chief Operating Officer’s target is 75%, and the target for the remaining executive officers is 50%.

     The ESTIP, which was approved as amended by the stockholders in June 2007, is designed and administered in a manner intended to qualify incentive awards to our executive officers as “performance-based compensation” for purposes of 162(m) of the Internal Revenue Code. This is intended to allow PetSmart to fully deduct for federal income tax purposes the compensation paid under the ESTIP. The incentive targets and the performance metrics for each executive are determined by the Compensation Committee at the beginning of each fiscal year based on the executive’s position and responsibilities.

     For purposes of evaluating performance the Compensation Committee may adjust U.S. generally accepted accounting principles, or U.S. GAAP, results for specific nonrecurring extraordinary items we do not consider core to our operating business such as certain litigation expenses, insurance recoveries or restructuring activities. The ESTIP also allows the Compensation Committee in any year to reduce the amount paid based on any individual or PetSmart performance factors deemed relevant by the Compensation Committee, including the time in a particular executive position. In addition, the Compensation Committee has discretion to pay out awards above 200% of base pay in the form of our common stock.

Fiscal Year 2008

     For fiscal year 2008, the incentive payout to our executive officers was a function of three performance goal measures:

  PetSmart’s overall performance relative to an earnings per share target;

  return on invested capital; and

  percent increase in total sales.

     The Compensation Committee believes earnings per share is the best indicator to our stockholders of overall business health. Return on invested capital ensures PetSmart’s executive officers focus on creating efficient growth. In a period of rapid expansion, sales growth focuses executive officers on both strengthening PetSmart’s core business and developing new and innovative services. The ESTIP provides for alternative stockholder approved performance goal measures, including net income, customer satisfaction, increase in stock price, return on equity, and return on assets. We have selected some of these in the past and may select some of these in the future based upon our strategic initiatives. For example, increase in sales was added in fiscal year 2006 as our services business gained momentum.

     The Compensation Committee typically sets realistic but challenging targets for each measure. Each measure contained a payout opportunity between 0% and 300% of the target award. The 200% and 300% payouts represent increasingly challenging incremental improvements over the target award. A minimum earnings per share target was required in order for any payout to occur from the ESTIP for fiscal year 2008.

     For fiscal year 2008, the Compensation Committee established the following targets and determined the actual achievement under the ESTIP as follows:

			Payout		Weighted
Measure (1)	Target	Actual	Percentage	Weight	Percentage
Earnings Per Share	$1.59	$1.52	29%	45%	13.0%
Return on Invested Capital	9.68%	9.60%	48%	35%	16.8%
Sales Growth	11.28%	10.50%	37%	20%	7.4%
Total					37.2%

     For fiscal year 2007, total incentive achievement was 41.4% for all executive officers, and for fiscal year 2006 total incentive achievement was 86.5% for the Chief Executive Officer and Chief Operating Officer and 89% for the other executive officers.

     All criteria are based on PetSmart’s audited financial statements and may be modified by the Compensation Committee to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, and/or (8) changes in corporate capitalization such as stock splits and certain reorganizations. Therefore target and actual figures may not be calculated in accordance with U.S. GAAP.

Fiscal Year 2009

     For fiscal year 2009, the Compensation Committee determined that modification to the 2008 metrics would better reflect the desired performance objectives in the current economic environment. We determined that the performance metrics should support three important performance categories: sales, profitability, and balance sheet management. Accordingly, the Compensation Committee, selected the following business criteria for determining the amount of the cash bonuses that may be awarded to our executive officers for our fiscal year ending January 31, 2010:

  earnings per share of PetSmart as set forth in PetSmart’s audited financial statements;

  increase from previous fiscal year in comparable store sales as calculated from PetSmart’s audited financial statements, defined as stores open at least one year; and

  end-of-year net cash as calculated from PetSmart’s audited financial statements, as adjusted.

     We believe the profit measure should continue to be earnings per share. This measure is a key profitability metric for current and potential investors and provides historical consistency from prior years. In selecting comparable store sales as our sales measure, we are focusing on driving productivity in existing assets. Also, use of this metric balances shorter term profitability goals with longer term growth. These two metrics will be evaluated and paid (if earned) pursuant to the ESTIP.

     The third metric end-of-year net cash as calculated from PetSmart’s audited financial statements, as adjusted, will provide a simple measure of our financial strength, stability and flexibility in challenging economic times. As this metric has not been approved by our stockholders pursuant to the ESTIP, amounts awarded pursuant to achievement of this metric will not qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code in fiscal year 2009.

     The uncertainty in the economy has presented a unique challenge in setting metrics for fiscal year 2009. In order to keep our executive officers focused in the event of a dramatic deterioration in the economy, the Compensation Committee chose to broaden the range of performance for the fiscal year 2009 metrics. The Compensation Committee believes the fiscal year 2009 metrics are realistic but challenging, representing 5 in 10 odds of attainment given the retail economy and established business plans. The weights of the incentive components are standardized for all executive officers to encourage a cross-functional team focus. As in fiscal year 2008, a minimum earnings per share achievement has been established that must be met before any payout can be made on any performance metric.

     3. Long-Term Equity-Based Incentive Compensation. Long-term equity-based incentive compensation is provided to certain employees, including executive officers, to link a portion of compensation to the long-term financial success of PetSmart and as a retention tool. Through 2008, equity compensation was comprised of both stock options and restricted stock, which are subject to time-based vesting. The Compensation Committee believes stock options are inherently performance-based as the executive officer does not receive any benefit unless the stock price rises after the date the option is granted. Restricted stock is generally awarded as a retention vehicle and to support the attraction of leadership talent. However, restricted stock also serves to align the interests of our executive officers with the long-term interests of our shareholders through the use of four-year cliff vesting and the Officer and Director Stock Ownership Guidelines. See page 8 for a discussion of these guidelines.

     Historically, stock awards have been granted through the 2003 Equity Incentive Plan, or the 2003 Plan, and our 1997 Equity Incentive Plan, or the 1997 Plan. In June 2006, our stockholders approved the combination of these two plans into the 2006 Equity Incentive Plan, or the 2006 Plan.

     The stock options under the 1997 Plan and 2003 Plan historically have a ten-year maximum term from the date of grant, or earlier if employment terminates. Stock option grants are subject to vesting requirements. Commencing in fiscal year 2006, the maximum term for stock options was reduced to seven years. PetSmart adopted an annual grant policy in fiscal year 2007, which specifies that the Compensation Committee shall approve the grants prior to the end of the fiscal year, and that the annual grant date shall be on the third business day following the public release of our prior fiscal year financial results. Options historically have vested over a period of four years, with 25% of the shares vesting on the one-year anniversary of the date of grant and the remaining 75% of the shares vesting each month thereafter on a ratable basis over a period of 36 months in accordance with their terms. In January 2005, vesting was changed for future grants to 25% on consecutive yearly anniversaries of the date of grant.

Fiscal Year 2008 Equity Awards

     In fiscal year 2008, executive officers were granted options to purchase an aggregate of 1,166,537 shares. Grants to our named executive officers comprised 40.32% of all stock options granted. In granting options under the 2006 Plan, the Compensation Committee takes into account each executive’s responsibilities, relative position at PetSmart, and past grants. From time to time, the Compensation Committee may also approve additional equity awards to executive officers to recognize exceptional performance, the assumption of additional responsibilities, or for retention purposes.

     In fiscal year 2008, we continued to grant restricted stock to executive officers in addition to stock options. These grants generally become 100% vested on the fourth anniversary of the date of grant, unless the vesting date occurs during a closed trading window. If the vesting date occurs during a closed trading window, the vesting date is delayed until the earlier of the first open trading date or 60 days from the anniversary date. We believe that this vesting schedule acts as a significant retention tool and also links the compensation of our executive officers with the long-term interests of our stockholders. The earlier vesting of restricted stock may occur in the event of a change in control or, in some cases, in the event of an executive retirement that is pursuant to the requirements as set forth in the grant documents.

     In fiscal year 2008, equity grants to our named executive officers were less than the 75th percentile of the peer group, reduced to reflect the challenging economic conditions, and resulted in Total Direct Compensation amounts which were below the 75th percentile. As stated above, the Compensation Committee intends to move Total Direct Compensation (which includes equity grants) towards our stated compensation goals in future periods as appropriate. In addition to the annual equity grant, the Compensation Committee granted a special one-time award of 30,000 stock options to each of Messrs. Francis and Moran for their efforts related to the restructuring of our investment in MMI Holdings, Inc. The specific equity grants awarded to the named executive officers are set forth in the “Grants of Plan-Based Awards.”

Fiscal Year 2009 Equity Awards

     Equity grants in fiscal year 2009 were made in March 2009. The grant for our Chief Executive Officer was set at the same value as the fiscal year 2008 grant, reflecting slightly less than the 50th percentile of the peer group. Grants for Messrs. Moran, Molloy, O’Leary and Lenhardt were increased to the 90th percentile of the peer group, in order to provide additional retention and reward to key executive officers. For executive officers, 50% of the 2009 equity grant value was granted as non-qualified stock options, and 50% of the grant value was the target amount of performance share units.

Fiscal Year 2009 Performance Share Unit Program

     In February 2009, the Compensation Committee decided to replace annual grants to our executive officers of restricted shares with annual grants of performance share units, or PSUs. The Compensation Committee believes that the use of PSUs will provide a greater linkage of pay and performance, help focus key employees on achieving a key performance goal, and provide significant award upside for achieving outstanding performance, while maintaining a level of total direct compensation competitiveness for participants. All members of our senior management team and other key members of management will participate in the program and, commencing in fiscal year 2009, will receive equity-based incentive compensation in the form of stock options and PSUs.

     For fiscal year 2009, the performance criteria is end-of-year net cash. If we achieve the “target” amount of end-of-year net cash, each participant will earn 100% of his or her target PSU award. If we achieve the “maximum” amount of end-of-year net cash, each participant will earn 150% of his or her target award. If we achieve more than the target award but less than the maximum award, each participant’s target PSU award will be proportionately increased, provided that in no event will a participant receive more than 150% of the target award. If we fail to achieve the “target” amount, each participant’s target PSU award will be proportionally reduced, provided that in no event will a participant receive less than 50% of the target award. In March 2009, we granted the following PSU grants to our named executive officers under the 2006 Plan:

	Minimum	Target	Maximum
Name and Title	Award	Award	Award
Philip L. Francis	30,883	61,765	92,648
Chief Executive Officer and Chairman of the Board
Lawrence P. Molloy	19,265	38,529	57,794
Chief Financial Officer and Senior Vice President
Robert F. Moran	30,883	61,765	92,648
President and Chief Operating Officer
David K. Lenhardt	19,265	38,529	57,794
Senior Vice President, Store Operations and Human Resources
Joseph D. O’Leary	19,265	38,529	57,794
Senior Vice President, Merchandising and Supply Chain

     PSUs will be earned upon certification by the Compensation Committee of actual performance achievement following our 2009 fiscal year-end, subject to specified change of control exceptions. Thereafter, the earned PSUs are subject to time-based vesting and will cliff vest on the third anniversary of the grant date, contingent upon the participant’s continued service to PetSmart.

     4. Benefits. We provide benefit programs to executive officers and to other employees. The following table generally illustrates such benefit plans and identifies those employees who may be eligible to participate:

CERTAIN MANAGERS
AND HIGH-LEVEL
	EXECUTIVE	INDIVIDUAL	OTHER FULL TIME
BENEFIT PLAN	OFFICERS	CONTRIBUTORS	EMPLOYEES
401(k) Plan	✓	✓	✓
Medical/Dental/Vision Plans	✓	✓	✓
Life and Disability Insurance (1)	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Short Term Incentive Plan (2)	✓	✓	✓
Equity Incentive Plans	✓	✓	Not Offered
Change in Control and Severance Plan (3)	✓	✓	Not Offered
Deferred Compensation Plan (4)	✓	✓	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered
____________________

(1)	PetSmart provides company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All of our executive officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

(2)	PetSmart has two short-term incentive plans the ESTIP and the Short Term Incentive Plan, or STIP. The ESTIP covers our executive officers, while the STIP is for all other eligible employees. The incentive targets and the company performance metrics for the ESTIP and the STIP are determined by the Compensation Committee at the beginning of each fiscal year based on the position and responsibility of each employee.

(3)	Details of the Executive Change in Control and Severance Benefit Plan may be found in the section below.

(4)	PetSmart has a Deferred Compensation Plan that allows executive officers and certain management-level employees to defer receipt of certain salary and cash bonus payments on a pre-tax basis. The amount deferred under the Deferred Compensation Plan may be indexed to certain approved investment funds. PetSmart matches a percentage of employee deferrals up to a maximum employee deferral of 10% of the salary of the employee. The actual amount PetSmart matches is a function of PetSmart’s overall performance relative to an earnings per share target. PetSmart also provides a 401(k) restoration match equal to 50% of the participant’s annual deferral amount up to 6% of the participant’s annual base salary reduced by the amount of any matching contributions made to the 401(k) Plan.

     We believe perquisites for executive officers should be extremely limited in scope and value. As a result, PetSmart has historically given nominal perquisites. The following table generally illustrates the perquisites we do and do not provide and identifies those employees who may be eligible to receive them:

TYPES OF PERQUISITES	EXECUTIVE OFFICERS	CERTAIN MANAGERS	FULL TIME EMPLOYEES
Employee Discount	✓	✓	✓
Financial Planning Allowance (1)	✓	✓	Not Offered
Automobile Allowance	Not Offered	Not Offered	Not Offered (2)
Country Club Memberships	Not Offered	Not Offered	Not Offered
Personal Use of Company Aircraft	Not Offered	Not Offered	Not Offered
Security Services	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use (3)	Not Offered	Not Offered	Not Offered
____________________

(1)	We provide our executive officers with a limited taxable reimbursement allowance for professional services such as financial planning, life insurance, estate planning and tax preparation, which are focused on assisting executive officers in achieving the highest value from their compensation package. See the “Summary Compensation Table” for details regarding actual levels provided to our named executive officers.

(2)	Certain field employees receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicle for business travel that is in addition to typical business expenses.

(3)	We do not provide dwellings for personal use other than short-term temporary housing related to relocation.

Clawback Policy

     In March 2009, management recommended and the Board of Directors approved a clawback policy applicable to our executive officers. The policy provides that in the event an executive officer violates the law or otherwise engages in fraud, intentional misconduct or gross negligence, including the failure to report another person’s acts, that causes or partially causes: (i) materially inaccurate financial statements to be filed with the Securities and Exchange Commission, or (ii) inaccurate operating metrics being used to calculate the size or amount of an award, and the executive officer would have received or been paid a lesser award had the correct operating metrics been used, then the Board of Directors, or a committee thereof, to the extent permitted by applicable law, in their sole discretion may require the reduction, cancellation, forfeiture, or recoupment of a portion or all of any award granted to the executive officer. Awards include: cash incentive bonuses, performance awards and equity incentive awards, including stock options, stock appreciation rights, restricted stock and restricted stock units. The policy is applicable to awards granted to the executive officers after March 2009. In addition, PetSmart will have the right to effect recovery of any amounts realized by an executive officer from the sale of such awards.

Severance and Change in Control Arrangements

     We have entered into agreements with our executive officers providing severance and change in control benefits, the terms of which are described below under “Employment and Severance Arrangements.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive officer’s interests with the interests of our stockholders.

Change in Control Arrangements

     With respect to change in control benefits, we provide severance compensation if an executive officer is terminated in connection with a change of control transaction. These change of control benefits are structured on a “double-trigger” basis, meaning that before an executive officer can receive severance compensation: (1) a change of control must occur; and (2) three months prior to or within 36 months following the change in control, the executive officer’s employment terminates for good reason or without cause. These provisions were included to motivate our executive officers to act in the best interests of our stockholders by removing the distraction of post-change of control uncertainties faced by the executive officers with regard to their continued employment and compensation. We believe that double-trigger change of control severance compensation is attractive to maintain continuity and retention of key management personnel and is consistent with our compensation philosophy. We also provide “single-trigger” acceleration of 50% of outstanding stock awards and “double-trigger” full acceleration of such stock awards in the event of a covered termination pursuant to our Executive Change in Control and Severance Benefit Plan.

Severance Arrangements

     We also believe that the other severance benefits described in the section entitled “Employment and Severance Arrangements” are appropriate, particularly with respect to a termination by PetSmart without cause. In that scenario, both PetSmart and the executive officer have a mutually agreed upon severance package that is in place prior to any termination event. We believe this arrangement provides PetSmart with greater flexibility to make a change in executive management if such a change is in the stockholders’ best interests.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Internal Revenue Code denies a deduction to any public corporation such as PetSmart for compensation paid in a taxable year to certain executive officers to the extent that compensation exceeds $1 million. Compensation exceeding $1 million may be deducted only if it is “performance-based compensation” within the meaning of Section 162(m).

     The ESTIP and the 2006 Plan have been designed in a manner to permit the grant of cash bonus awards and stock options to the named executive officers that qualify as “performance-based compensation.” PetSmart believes that the tax deduction of compensation is an important factor in setting executive compensation policy. PetSmart makes an effort to structure individual compensation and compensation programs to allow it to fully deduct compensation in accordance with Section 162(m). However, if compliance with Section 162(m) conflicts with the PetSmart compensation philosophy, or what is believed to be in the best interests of PetSmart and its stockholders, we may conclude that paying non-deductible compensation is more consistent with that philosophy and in the best interests of PetSmart and our stockholders. For example, in prior years we approved awards of restricted stock to certain executive officers, including Mr. Francis, all subject to four-year cliff vesting. It is likely that any deduction in connection with the award could be limited by the application of Section 162(m). We believe the award forms an important part of our executive officers’ total compensation and incentive program, notwithstanding the possible application of the Section 162(m) deduction limitation.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is an officer or employee of PetSmart, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

D. EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended February 1, 2009, February 3, 2008 and January 27, 2007, compensation awarded to, paid to, or earned by, our Chief Executive Officer and Chief Financial Officer, and our three other most highly compensated executive officers during fiscal year 2008.

SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus		Awards (1)	Awards (2)	Compensation	Earnings (3)	Compensation (4)	Total
Philip L. Francis	2008	$969,712	$—		$856,674	$1,258,460	$360,937	$—	$123,852	$3,569,635
Chief Executive Officer and	2007	960,192	—		1,076,067	941,069	397,520	155,809	125,340	3,655,997
Chairman of the Board	2006	905,769	—		1,252,489	778,869	783,490	197,930	135,485	4,054,032

Lawrence P. Molloy (5)	2008	391,394	—		81,208	188,445	72,840	—	175,171	909,058
Chief Financial Officer and	2007	121,154	—		25,872	28,580	100,000	—	26,622	302,228
Senior Vice President	2006	—	—		—	—	—	—	—	—

Robert F. Moran	2008	745,769	—		701,574	759,069	208,187	—	98,986	2,513,585
President and Chief Operating	2007	737,115	—		904,969	780,590	228,874	24,436	102,871	2,778,855
Officer	2006	693,077	—		476,549	653,039	449,634	286,347	113,343	2,671,989

David K. Lenhardt	2008	428,088	—		371,085	356,666	79,669	—	47,996	1,283,504
Senior Vice President, Store	2007	416,058	15,000	(6)	493,712	292,209	86,124	16,472	59,870	1,379,445
Operations and Human Resources	2006	354,384	—		419,374	265,455	153,696	129,054	48,401	1,370,364

Joseph O’Leary (7)	2008	439,569	—		205,973	524,043	81,806	—	60,291	1,311,682
Senior Vice President,	2007	417,154	—		170,617	162,041	86,351	1,009	54,207	891,379
Merchandising and Supply Chain	2006	185,000	—		12,198	29,998	100,000	3	168,253	495,452
____________________

(1)	Represents the aggregate proportionate fair value of shares of restricted common stock granted and recognized as compensation expense in PetSmart’s financial statements for the applicable fiscal year. The grant date fair market value for each share of restricted common stock granted during fiscal years 2004 to 2006 is the closing price on the last trading day prior to the grant date. For restricted common stock granted in fiscal years 2007 and 2008, the grant date fair market value for each share of restricted common stock is based on the closing price of PetSmart’s common stock on the date of grant. Quarterly dividends of $0.03 per share were paid on shares of restricted common stock during fiscal years 2006, 2007 and 2008. For additional information on the valuation assumptions underlying the value of the stock awards, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 in Notes to Consolidated Financial Statements at Note 15, “Stock-Based Compensation.”

(2)	Represents the aggregate proportionate fair value of stock options granted and recognized as compensation expense in PetSmart’s financial statements for the applicable fiscal year. The grant date fair value is determined in accordance with SFAS No. 123(R), excluding any estimates of forfeitures. For additional information on the valuation assumptions underlying the value of the stock option, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 in Notes to Consolidated Financial Statements at Note 15, “Stock-Based Compensation.”

(3)	Each of the named executive officers incurred losses for fiscal year 2008 under our deferred compensation plans. Mr. Molloy also incurred a loss for fiscal year 2007. Please see the section entitled “Nonqualified Deferred Compensation” below.

(4)	The aggregate value of perquisites and other benefits are detailed in the chart below.

(5)	Mr. Molloy joined PetSmart on September 30, 2007.

(6)	Represents field sales bonus paid to Mr. Lenhardt for district performance.

(7)	Mr. O’Leary joined PetSmart on September 5, 2006.

Perquisites and other benefits

		Deferred			Group Term	Executive		Group
		Comp. Plan	DCP 401(k)	401(k)	Life	Long Term		Insurance
		Performance	Restoration	Company	(Imputed	Disability	Exec Choice	Premiums	Executive			Total All Other
Name and Principal Position	Year	-based Match	Match	Match	Income)	Premium	(a)	(b)	Physical	Relocation	Dividends	Compensation
Philip L. Francis	2008	$9,500	$22,350	$6,234	$7,155	$1,945	$40,000	$11,889	$8,403	$—	$16,376	$123,852
Chief Executive Officer	2007	9,150	20,000	6,707	7,019	1,983	40,000	11,279	6,841	—	22,361	125,340
and Chairman of the Board	2006	8,750	20,242	6,114	6,571	5,802	40,000	10,950	5,106	—	31,950	135,485

Lawrence P. Molloy	2008	404	2,019	6,512	554	1,945	468	11,193	2,471	147,700	1,905	175,171
Chief Financial Officer	2007	—	—	—	197	262	—	3,562	—	22,319	282	26,622
and Senior Vice President	2006	—	—	—	—	—	—	—	—	—	—	—

Robert F. Moran	2008	7,300	15,750	6,231	3,523	1,945	40,000	10,761	—	—	13,476	98,986
President and Chief	2007	7,000	14,942	6,675	3,439	1,983	40,000	10,807	205	—	17,820	102,871
Operating Officer	2006	6,700	14,048	6,145	3,217	4,495	40,000	10,682	5,466	—	22,590	113,343

David K. Lenhardt	2008	4,006	6,300	6,127	401	1,945	13,408	7,833	1,394	—	6,582	47,996
Senior Vice President,	2007	3,500	4,371	6,615	340	1,983	16,574	7,880	9,166	—	9,441	59,870
Store Operations and Human Resources	2006	3,300	3,890	6,190	305	2,328	13,924	7,214	—	—	11,250	48,401

Joseph D. O’Leary	2008	4,120	6,210	6,237	1,007	1,945	18,615	10,374	8,418	—	3,365	60,291
Senior Vice President,	2007	—	—	7,814	678	1,983	26,667	10,431	2,409	1,925	2,301	54,208
Merchandising and Supply Chain	2006	—	—	—	218	890	—	3,449	—	163,696	—	168,253
____________________

(a)	Represents a limited taxable reimbursement for professional services such as financial planning, life insurance, estate planning and tax preparation, which are focused on assisting executive officers in achieving the highest value from their compensation package.

(b)	Represents company paid premiums for life, medical, dental insurance and short-term disability.

E. STOCK AWARD GRANTS, EXERCISES AND PLANS

GRANTS OF PLAN-BASED AWARDS

							All Other
							Option
						All Other Stock	Awards:		Grant Date
						Awards:	Number of	Exercise or	Fair Value of
		Date of				Number of	Securities	Base Price	Stock and
	Grant	Corporate	Estimated Future Payouts Under Non-			Shares of Stock	Underlying	of Option	Stock Option
Name	Date	Approval	Equity Incentive Plan Awards (1)			or Units (2)	Options (3)	Awards (4)	Awards (5)
			Threshold	Target	Maximum			($/Sh)
Philip L. Francis	3/10/2008	2/2/2008	$ -	$969,712	$2,909,136	22,910	291,827	$18.97	$2,293,541
Lawrence P. Molloy	3/10/2008	2/2/2008	-	195,697	587,091	8,632	73,989	18.97	635,059
Robert F. Moran	3/10/2008	2/2/2008	-	559,327	1,677,980	16,479	218,327	18.97	1,703,350
David L. Lenhardt	3/10/2008	2/2/2008	-	214,044	642,132	8,632	73,989	18.97	635,059
Joseph D. O’Leary	3/10/2008	2/2/2008	-	219,785	659,355	8,632	73,989	18.97	635,059
____________________

(1)	Represents possible amounts payable under the ESTIP. On February 2, 2008, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to the ESTIP for determining the amount of possible cash bonuses to be awarded to each named executive officer for fiscal year 2008: (a) earnings per share, (b) return on investment, and (c) increase in sales. The Compensation Committee approved the following target bonuses: Philip L. Francis – 100% of salary; Robert F. Moran – 75% of salary; Lawrence P. Molloy – 50% of salary; David K. Lenhardt – 50% of salary; and Joseph D. O’Leary – 50% of salary. In addition, the Compensation Committee approved a maximum payment of three times the amount of each named executive officer’s target bonus. Finally, the Compensation Committee approved the following business criteria weightings: – 45% earnings per share, 35% return on investment, and 20% increase in sales. Pursuant to the Executive Change in Control and Severance Benefit Plan (described under “Employment and Severance Arrangements” below), should a participant experience a covered termination either within three months prior to or 36 months following a change in control of PetSmart, cash incentive payments and restricted stock paid in lieu of cash incentive payments under the ESTIP will be paid promptly thereafter.

(2)	Represents a restricted stock award granted under the 2006 Equity Incentive Plan. Restricted stock awards cliff vest after four years. Vesting will accelerate: (a) in the event of a qualified retirement termination, or (b) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan (please see “Employment and Severance Arrangements” below).

(3)	Represents a stock option granted under the 2006 Equity Incentive Plan. Options allow the participant to purchase a share of PetSmart common stock at the fair market value per share of PetSmart common stock on the date of grant. Stock options vest and become exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years. Vesting will accelerate: (a) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below). Options generally terminate three months after termination of a participant’s service for any reason other than disability or death, 12 months after termination due to disability, 18 months after termination due to death, and 12 months after a change in control of PetSmart.

(4)	Represents the closing price of our common stock on March 10, 2008, as reported on the NASDAQ Global Select Market.

(5)	Represents the aggregate grant date fair value of each award computed in accordance with SFAS No. 123(R). The per share fair value of each stock option is $6.37. The per share value of restricted common stock is $18.97.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying				Shares or Units	of Shares or
	Unexercised	Unexercised				of Stock That	Units of Stock
	Options	Options		Option	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable		Exercise Price	Expiration Date	Vested (3)	Vested (4)
Philip L. Francis	83,201	—		$10.55000	2/5/2012	45,000	$844,650
	200,000	—		12.95000	3/24/2012	35,000	656,950
	135,000	—		14.88000	2/4/2013	26,786	502,773
	100,000	—		23.42000	2/4/2014	22,910	430,021
	71,250	23,750	(1)	30.20000	2/2/2015	—	—
	60,000	60,000	(2)	24.04000	2/5/2013	—	—
	27,503	82,510	(2)	31.36000	2/5/2014	—	—
	—	261,827	(2)	18.97000	3/9/2015	—	—
	—	30,000	(2)	18.97000	3/9/2015	—	—

Lawrence P. Molloy	7,758	23,276	(2)	31.90000	9/29/2014	9,404	176,513
	—	73,989	(2)	18.97000	3/9/2015	8,632	162,023

Robert F. Moran	123,599	—		3.06250	3/27/2010	37,000	694,490
	100,000	—		3.03000	3/27/2011	30,000	563,100
	100,000	—		3.03000	3/27/2011	22,003	412,996
	130,991	—		9.00000	12/10/2011	16,479	309,311
	100,000	—		10.55000	2/5/2012	—	—
	100,000	—		12.95000	3/24/2012	—	—
	120,000	—		14.88000	2/4/2013	—	—
	87,500	—		23.42000	2/4/2014	—	—
	60,750	20,250	(2)	30.20000	2/2/2015	—	—
	47,500	47,500	(2)	24.04000	2/5/2013	—	—
	22,720	68,160	(2)	31.36000	2/5/2014	—	—
	—	188,327	(2)	18.97000	3/9/2015	—	—
	—	30,000	(2)	18.97000	3/9/2015	—	—

David K. Lenhardt	5,000	—		3.03000	3/27/2011	14,000	262,780
	75,000	—		10.55000	2/5/2012	12,000	225,240
	60,000	—		14.88000	2/4/2013	5,000	93,850
	42,500	—		23.42000	2/4/2014	9,566	179,554
	22,500	7,500	(1)	30.20000	2/2/2015	8,632	162,023
	17,500	17,500	(2)	24.04000	2/5/2013	—	—
	7,892	23,677	(2)	31.36000	2/5/2014	—	—
	—	73,989	(2)	18.97000	3/9/2015	—	—

Joseph D. O’Leary	17,500	17,500	(2)	25.39000	9/4/2013	12,000	225,240
	7,892	23,677	(2)	31.36000	2/5/2014	9,566	179,554
	—	73,989	(2)	18.97000	3/9/2015	8,632	162,023
____________________

(1)	Stock option vests and becomes exercisable as to 25% of the shares on the one-year anniversary of the date of grant, and the remaining 75% of the option shares vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with their terms. Vesting will accelerate: (a) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(2)	Stock option vests and becomes exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years. Vesting will accelerate: (a) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(3)	Shares of restricted common stock cliff vest after four years. Vesting will accelerate: (a) in the event of a qualified retirement termination, (b) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (c) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(4)	Calculated by multiplying the number of shares of restricted common stock by the closing price ($18.77) of PetSmart’s common stock on January 30, 2009, the last trading day before the end of our 2008 fiscal year, as reported on the NASDAQ Global Select Market.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise (1)	Acquired on Vesting	on Vesting (2)
Philip L. Francis	—	$—	50,000	$948,500
Lawrence P. Molloy	—	—	—	—
Robert F. Moran	309,368	6,054,166	43,750	829,938
David K. Lenhardt	45,000	625,107	31,250	659,313
Joseph D. O’Leary	—	—	—	—
____________________

(1)	The value realized on exercise is based on the closing sales price of our common stock on the exercise date as reported on the NASDAQ Global Select Market less the aggregate exercise price. The value realized was determined without considering any taxes that may have been owed. The exercise price of each stock option was equal to the closing price of our common stock as reported on the NASDAQ Global Select Market for the date of grant or, in certain instances, the last trading day prior to the date of grant.

(2)	The value realized on vesting of stock awards represents the closing price of our common stock on the vesting date of the restricted stock award as reported on the NASDAQ Global Select Market.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution in	Contributions	earnings in last	withdrawals/	balance at last
Name	Last FY	in Last FY(1)	FY(2)	distributions	FYE(3)
Philip Francis	$154,776	$31,850	$(975,135)	$—	$1,914,399
Lawrence P. Molloy	41,849	2,423	(16,415)	—	38,180
Robert F. Moran	127,688	23,050	(1,323,807)	—	2,099,791
David K. Lenhardt	71,268	10,306	(432,017)	—	898,223
Joseph D. O’Leary	159,464	10,330	(42,735)	—	212,863
____________________

(1)	Amounts in this column are reflected in the “All Other Compensation” column in the “Summary Compensation Table” and are comprised of Performance-Based Match and 401(k) Restoration Match. Please see footnote 4 to the “Summary Compensation Table.”

(2)	As the amounts in this column represent losses they have been excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table.”

(3)	Amounts in this column previously were reported as compensation to the named executive officer in the “Summary Compensation Table” for prior years.

Nonqualified Deferred Compensation Plans

General

     We maintain the PetSmart, Inc. Amended and Restated Deferred Compensation Plan, or Frozen Deferred Compensation Plan, and the PetSmart, Inc. 2005 Deferred Compensation Plan, or the 2005 Deferred Compensation Plan and collectively, the Deferred Compensation Plans. The Frozen Deferred Compensation Plan was established effective as of March 26, 2002, and its terms govern amounts that were earned and vested by participants as of December 31, 2004 (and any earnings on such amounts). No further deferrals or contributions may be made under the Frozen Deferred Compensation Plan as of December 31, 2004. The 2005 Deferred Compensation Plan was established effective after January 1, 2005, and its terms govern all amounts that were deferred by participants or other contributions to participants’ accounts by PetSmart on or after January 1, 2005, (and any earnings on such amounts).

     The Deferred Compensation Plans are non-tax-qualified, unfunded and unsecured deferred compensation plans that are intended to provide a select group of management and highly compensated employees (including executive, senior and corporate officers) and directors the opportunity to defer receipt and taxation of certain forms of compensation.

Compensation Eligible for Deferral and Company Contributions

     The 2005 Deferred Compensation Plan allows participants to defer the following amounts: (i) up to 75% of annual base salary; (ii) up to 100% of bonus or incentive compensation that is payable in cash; (iii) up to 100% of directors’ fees that are payable in cash; (iv) 100% of any annual 401(k) plan refund offset amounts (amounts that may be refunded to participants from the PetSmart’s 401(k) plan as a result of certain nondiscrimination testing); and (v) 100% of any annual 401(k) plan reduction amounts (amounts that participants may not be able to defer under our 401(k) plan as a result of certain nondiscrimination testing). The same types of compensation were permitted to be deferred under the Frozen Deferred Compensation Plan.

     Under the 2005 Deferred Compensation Plan, we may contribute to participants’ accounts annual 401(k) plan restoration matching contributions that are intended to provide participants with amounts that were not able to be made as matching contributions under our 401(k) plan due to certain nondiscrimination requirements. In addition, we may contribute to participants’ accounts annual performance-based matching amounts (up to 10% of annual base salary) that are contingent on our achievement of certain pre-tax earnings targets established by the Compensation Committee of the Board. The Frozen Deferred Compensation Plan also provided for 401(k) plan restoration matching contributions and performance-based matching amounts.

     Participants are fully vested in all amounts deferred or credited to their accounts under the Deferred Compensation Plans, except that any 401(k) plan restoration matching contributions and performance-based matching amounts become fully vested only after participants have completed five years of service with PetSmart. However, in the event of a participant’s retirement, disability, death during employment or a change in control of PetSmart, all amounts become immediately and fully vested. In the event that any benefits provided to a participant under the Deferred Compensation Plans constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, benefits will be provided to the participant either in full or to a lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever of such amounts, when taking into account the excise tax and all other applicable taxes, would result in the participant’s receipt of the greatest amount of benefits on an after-tax basis.

Earnings

     Account balances under the Deferred Compensation Plans are credited with investment earnings (or losses) based on the performance of certain measurement funds selected by participants. The measurement funds offered under the Deferred Compensation Plans are selected by the 401(k)/Deferred Compensation Administrative Committee and may change from time to time. As of December 31, 2008, the measurement funds offered under the Deferred Compensation Plans are as follows (with 2008 annual rates of return indicated for each): Nationwide NVIT Money Market Fund (2.14%); PIMCO VIT Total Return Fund (4.77%); Fidelity VIP Equity Income Fund (-42.69%); Dreyfus Stock Index Fund (-37.14%); Fidelity VIP Contrafund (-42.60%); Oppenheimer Capital Appreciation Fund (-45.51%); Goldman VIT Mid Cap Value Fund (-37.05%); Nationwide VIT MidCap Index Fund (-36.46%); AIM V.I. Capital Development Fund (-47.02%); Royce Micro Cap Fund (-43.27%); Dreyfus Small Cap Index Fund (-30.90%); and Fidelity VIP Overseas Fund (-43.86%). Participants may change their investment selections prospectively on a daily basis.

Distributions and Withdrawals

     Timing of Distributions and Withdrawals. In general, distributions and withdrawals are permitted on dates pre-selected by participants or upon certain other events. In the case of the Frozen Deferred Compensation Plan, distribution elections in effect on December 31, 2004 will remain in effect, subject to the ability of a participant to change such elections as provided in the Frozen Deferred Compensation Plan. In the case of the 2005 Deferred Compensation Plan, the time and manner of making and changing elections is governed by Section 409A of the Internal Revenue Code. Distribution events include:

  Termination of employment (including retirement);

  Change in control of PetSmart (2005 Deferred Compensation Plan only);

  Death;

  Disability;

  Unforeseen financial emergency, as determined by the 401(k)/Deferred Compensation Administrative Committee; and

  In the case of the Frozen Deferred Compensation Plan only, a participant may elect to withdraw his or her entire account balance at any time, as determined by the 401(k)/Deferred Compensation Administrative Committee, less a 10% withdrawal penalty.

Limitations on distributions elections:

  Under the 2005 Deferred Compensation Plan, amounts attributable to our 401(k) plan restoration matching contributions or performance-based matching amounts (except for installments payable upon retirement) will only be paid upon the earliest to occur of death, disability, termination of employment or retirement.

  In accordance with Section 409A of the Internal Revenue Code, all distributions under the 2005 Deferred Compensation Plan that are payable to certain “specified employees” upon a separation from service with the Company will be delayed for at least six months following separation.

  A participant may elect to receive a distribution of amounts in his or her account under the Deferred Compensation Plans (other than any amounts attributable to 401(k) plan refund offset or reduction amounts, 401(k) plan restoration matching contributions and performance-based matching amounts) on a date designated by the participant, provided that such date is at least three plan years after the end of the plan year in which the amount is deferred.

     Form of Distribution or Withdrawal. In general, permitted distributions or withdrawals may be made in the form of either a lump sum distribution or in installments as pre-selected by the participants subject to a number of restrictions and limitations. Some of the more material limitations are as follows:

  Under the Deferred Compensation Plans, amounts that are payable upon retirement may be made in the form of a lump sum or in installments not to exceed fifteen years.

  Under the 2005 Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in two annual installments if the account balance exceeds $100,000 or in a lump sum if the account balance is $100,000 or less.

  Under the Frozen Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in a lump sum or installments of up to five years if the account balance is $50,000 or more, or in a lump sum if the account balance is less than $50,000.

  If a participant dies before he or she retires, terminates employment or incurs a disability, the participant’s beneficiary will receive a benefit equal to the participant’s account balance. Any such benefit under the 2005 Deferred Compensation Plan will be paid in the form of a lump sum, while any such benefit under the Frozen Deferred Compensation Plan will be paid in the form of a lump sum if the amount is less than $50,000, or in a lump sum or installments of up to five years if the amount is $50,000 or more.

  If a participant becomes disabled before his or her account balance under the Deferred Compensation Plans has been fully distributed, the remaining amount will be distributed in a lump sum.

  To the extent permitted by Section 409A of the Internal Revenue Code, upon a change in control of PetSmart, participants’ account balances under the 2005 Deferred Compensation Plan will be immediately paid in a lump sum.

F. EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Employment Agreements

     We have entered into employment agreements or offer letters with our executive officers, which provide for an annual salary and performance incentive payout to be determined from time to time by the Board of Directors, at its discretion, and participation in our employee benefit programs. The agreements also provide for a grant of options to purchase shares of Common stock under our stock option plans at an exercise price equal to the fair market value of the common stock on the date of grant in accordance with our standard vesting policy.

     We have entered into amended and restated employment agreements with Philip L. Francis, our Chief Executive Officer and Chairman of the Board, and Robert F. Moran, our President and Chief Operating Officer, dated September 24, 2008. Under the terms of such agreements, in addition to the severance and change in control benefits provided under our Executive Change in Control and Severance Benefit Plan (detailed below), if either Mr. Francis’ or Mr. Moran’s employment is terminated without cause, or either is constructively terminated, the vesting of all equity awards then held by Mr. Francis or Mr. Moran, as the case may be, shall continue for one year following such termination, and subject to certain exceptions, any outstanding stock option and stock appreciate rights will remain exercisable for up to a 15-month period following such termination. Additionally, if either Mr. Francis’ or Mr. Moran’s employment is terminated due to death or total disability, Mr. Francis or Mr. Moran, as the case may be, shall receive a lump sum payment of 100% of his annual base salary plus the base salary for the remainder of the month in which the termination occurs, immediate full vesting of all equity awards, and up to 12-months of COBRA premium payments for the executive and any eligible dependents. Mr. Francis and Mr. Moran’s amended and restated employment agreements also provide that if the change in control benefits provided under our Executive Change in Control and Severance Benefit Plan are reduced from those benefits detailed below, Mr. Francis and Mr. Moran will receive the greater benefits as currently in effect under the Executive Change in Control and Severance Benefit Plan.

Executive Change in Control and Severance Benefit Plan

     In March 2003, we adopted an Executive Change in Control and Severance Benefit Plan for certain of our executive officers and other officers to provide certain severance benefits and/or certain benefits upon a change in control. In September 2008, the plan was amended to conform to the technical requirements of Section 409A of the Internal Revenue Code. The lump-sum salary payment factors and other benefits available under the plan were established in consultation with an independent executive compensation consultant retained by the Committee after a review and analysis of the type and level of benefits offered to comparable executives of our peer group companies at the time the plan was adopted. “Change in Control” is generally defined as: (i) a sale or other disposition of all or substantially all of the PetSmart’s assets; (ii) the direct or indirect acquisition by a party of securities representing 25% or more of the combined voting power PetSmart’s then-outstanding shares; (iii) a merger, consolidation or similar transaction involving PetSmart after which our stockholders immediately prior to the transaction do not own more than 75% of the PetSmart’s voting securities; or (iv) a change within a two year period of a majority of our directors who were in office at the beginning of such period (unless two-thirds of such directors have approved the new directors).

Upon a change in control, the plan provides that:

  50% of all outstanding stock awards for the executive officers will immediately vest, and the remaining outstanding stock awards will vest on the earliest of: (1) a termination that is covered by the plan; (2) normal vesting; or (3) the passage of three years from the change in control; and

  the executive officer will, subject to certain exceptions, have at least a 12-month period to exercise his or her options following a change in control.

     Upon an involuntary termination without cause or constructive termination that is covered by the plan (whether or not in connection with a change in control), the plan provides:

  for a lump sum salary payment equal to a factor multiplied by the greater of: (1) the executive officer’s current monthly salary multiplied by 12; or (2) the greatest amount of base salary received in any 12-month period within the prior three years. The factors are as follows:
■	Chief Executive Officer or Chief Operating Officer	2.0
■	Senior Vice President	1.5
■	Vice President	1.0

Such payment may be reduced in the event the executive officer is employed with PetSmart for less than 12 months; and

  that the executive officer will be entitled (but not obligated) to continue health care coverage, life insurance coverage, outplacement benefits, and other enumerated executive benefits with PetSmart. PetSmart will continue to subsidize the portion of the premiums and benefits payable on account of the executive officer for 1.0 to 2.0 years (one year in the case of outplacement benefits or, in the case of health care coverage, until the executive officer obtains coverage from another source).

     Upon a covered termination within three months prior to or within 36 months following a change in control, the plan provides:

  for a lump sum bonus payment equal to a factor (shown above) multiplied by the sum of the largest amount of any cash incentive payouts (including certain restricted stock or restricted stock units paid in lieu of cash incentive payouts) that were paid to the executive officer during any consecutive 12-month period in the three years immediately preceding the change in control.

     In the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code in connection with any payment under the plan, we will provide a gross-up payment to offset the financial impact of such tax to the executive officer.

     As a condition of receiving these severance benefits, our executive officers will be required to sign a release of claims and confirm their existing post-termination obligations regarding keeping confidential our proprietary information; refraining from soliciting our employees, other service providers, or suppliers for a limited period of time; and/or not competing with PetSmart for a limited period of time.

     In addition, pursuant to our 2003 Equity Incentive Plan and 2006 Equity Incentive Plan, in the event of a change in control in which any surviving corporation does not assume or continue outstanding stock awards, then with respect to stock awards held by persons then performing services as employees, directors, or consultants, the time during which such stock awards may be exercised shall be accelerated and the stock awards terminated if not exercised prior to such event.

Non-Compete Agreements

     Each executive officer has entered into a non-compete agreement that prohibits such executive officer from competing with us for a period of one year after termination of his or her employment with PetSmart.

Retirement, Disability and Death Benefits

     Our executive officers are not generally entitled to any special benefits upon retirement, the occurrence of disability or death, except as follows:

Retirement

     The vesting of restricted stock granted under the 2006 Equity Incentive Plan will accelerate in the event of a retirement termination, which occurs when an eligible retiree terminates service with PetSmart either: (a) as a result of their death or disability, or (b) pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination, and (4) the sum of their age and the number of years of continuous employment with PetSmart ending on the date of their termination, is at least 62. The shares of restricted stock for those eligible retirees who have a retirement termination will vest 25% for each full year (not to exceed 100%) between the date of grant and the date of their retirement termination.

Disability

     PetSmart provides company-paid long-term disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All of our executive officers receive company-paid long-term disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

Benefits Derived from a Departure

Philip L. Francis

     The following table describes the potential payments to Mr. Francis upon his termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such termination or resignation had occurred on February 1, 2009:

			Stock	Restricted Stock	Benefits	Excise Tax
Type of Event	Salary (1)	Bonus (2)	Options (3)	Awards (4)	(5)	Gross-Up
Termination with Cause	$—	$—	$ —	$—	$—	$ —
Termination without Good Cause	1,950,000	—	—	—	83,828	—
or Constructive Termination
Termination in connection with	1,950,000	1,932,000	—	2,434,394	83,828	—
Change in Control
Change in Control in which stock	—	—	—	2,434,394	—	—
awards are not assumed or
continued (6)
____________________

(1)	Represents Mr. Francis’ base salary as of February 1, 2009 multiplied by 2.0.

(2)	Represents Mr. Francis’ largest incentive bonus for the previous three years prior to February 1, 2009 multiplied by 2.0.

(3)	As the exercise price of all unvested stock options held by Mr. Francis as of February 1, 2009 is greater than the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008) Mr. Francis would derive no value upon the acceleration of such stock options.

(4)	Represents the value of all unvested restricted stock awards as of February 1, 2009 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008).

(5)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for two years.

(6)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (3) and (4) above.

Lawrence P. Molloy

     The following table describes the potential payments to Mr. Molloy upon his termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such termination or resignation had occurred on February 1, 2009:

			Stock	Restricted Stock	Benefits	Excise Tax
Type of Event	Salary (1)	Bonus (2)	Options (3)	Awards (4)	(5)	Gross-Up
Termination with Cause	$—	$—	$ —	$—	$—	$ —
Termination without Good Cause	603,750	—	—	—	51,497	—
or Constructive Termination
Termination in connection with	603,750	150,000	—	338,536	51,497	—
Change in Control
Change in Control in which stock	—	—	—	338,536	—	—
awards are not assumed or
continued (6)
____________________

(1)	Represents Mr. Molloy’s base salary as of February 1, 2009 multiplied by 1.5.

(2)	Represents Mr. Molloy’s largest incentive bonus for the previous three years prior to February 1, 2009 multiplied by 1.5.

(3)	As the exercise price of all unvested stock options held by Mr. Molloy as of February 1, 2009 is greater than the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008) Mr. Molloy would derive no value upon the acceleration of such stock options.

(4)	Represents the value of unvested restricted stock awards as of February 1, 2009 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008).

(5)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for one and half years.

(6)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (3) and (4) above.

Robert F. Moran

     The following table describes the potential payments to Mr. Moran upon his termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such termination or resignation had occurred on February 1, 2009:

			Stock	Restricted Stock	Benefits	Excise Tax
Type of Event	Salary (1)	Bonus (2)	Options (3)	Awards (4)	(5)	Gross-Up
Termination with Cause	$—	$—	$ —	$—	$—	$ —
Termination without Good Cause	1,500,000	—	—	—	73,171	—
or Constructive Termination
Termination in connection with	1,500,000	1,109,520	—	1,979,897	73,171	—
Change in Control
Change in Control in which stock	—	—	—	1,979,897	—	—
awards are not assumed or
continued (6)
____________________

(1)	Represents Mr. Moran’s base salary as of February 1, 2009 multiplied by 2.0.

(2)	Represents Mr. Moran’s largest incentive bonus for the previous three years prior to February 1, 2009 multiplied by 2.0.

(3)	As the exercise price of all unvested stock options held by Mr. Moran as of February 1, 2009 is greater than the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008) Mr. Moran would derive no value upon the acceleration of such stock options.

(4)	Represents the value of all unvested restricted stock awards as of February 1, 2009 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008).

(5)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for two years.

(6)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (3) and (4) above.

David K. Lenhardt

     The following table describes the potential payments to Mr. Lenhardt upon his termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such termination or resignation had occurred on February 1, 2009:

			Stock	Restricted Stock	Benefits	Excise Tax
Type of Event	Salary (1)	Bonus (2)	Options (3)	Awards (4)	(5)	Gross-Up
Termination with Cause	$—	$—	$ —	$—	$—	$ —
Termination without Good Cause	647,400	—	—	—	45,379	—
or Constructive Termination
Termination in connection with	647,400	253,721	—	923,447	45,379	—
Change in Control
Change in Control in which stock	—	—	—	923,447	—	—
awards are not assumed or
continued (6)

____________________

(1)	Represents Mr. Lenhardt’s base salary as of February 1, 2009 multiplied by 1.5.

(2)	Represents Mr. Lenhardt’s largest incentive bonus for the previous three years prior to February 1, 2009 multiplied by 1.5.

(3)	As the exercise price of all unvested stock options held by Mr. Lenhardt as of February 1, 2009 is greater than the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008) Mr. Lenhardt would derive no value upon the acceleration of such stock options.

(4)	Represents the value of unvested restricted stock awards as of February 1, 2009 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008).

(5)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for one and half years.

(6)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (3) and (4) above.

Joseph D. O’Leary

     The following table describes the potential payments to Mr. O’Leary upon his termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such termination or resignation had occurred on February 1, 2009:

						Excise Tax
			Stock	Restricted Stock	Benefits	Gross-Up
Type of Event	Salary (1)	Bonus (2)	Options (3)	Awards (4)	(5)	(6)
Termination with Cause	$—	$—	$—	$—	$—	$—
Termination without Good Cause	714,000	—	—	—	56,216	—
or Constructive Termination
Termination in connection with	714,000	150,000	—	566,817	56,216	562,157
Change in Control
Change in Control in which stock	—	—	—	566,817	—	—
awards are not assumed or
continued (7)
____________________

(1)	Represents Mr. O’Leary’s base salary as of February 1, 2009 multiplied by 1.5.

(2)	Represents Mr. O’Leary’s largest incentive bonus for the previous three years prior to February 1, 2009 multiplied by 1.5.

(3)	As the exercise price of all unvested stock options held by Mr. O’Leary as of February 1, 2009 is greater than the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008) Mr. O’Leary would derive no value upon the acceleration of such stock options.

(4)	Represents the value of unvested restricted stock awards as of February 1, 2009 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on January 30, 2009 (the last trading day of fiscal year 2008).

(5)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for one and half years.

(6)	Represents a cash payment that would be paid to Mr. O’Leary to offset tax payments that would be owed by Mr. O’Leary pursuant to Section 4999 of the Code.

(7)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (3) and (4) above.

ARTICLE V. STOCK

A. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock as of April 2, 2009, by:

  all those known by us to be beneficial owners of more than 5% of our common stock;

  each Director and nominee;

  each of the executive officers named in the “Summary Compensation Table”; and

  all of PetSmart’s executive officers, Directors, and nominees as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable on or before June 1, 2009. These shares are not deemed outstanding for computing the percentage ownership of each other person. Beneficial ownership also includes shares of restricted common stock that are unvested as of April 2, 2009 and that are therefore subject to forfeiture. Percentage of beneficial ownership is based on 126,112,635 shares of our common stock outstanding as of April 2, 2009. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

	Beneficial Ownership
	Number of Shares
	Beneficially Owned	Percent of Total
Federated Investors, Inc. (1)	9,350,733	7.36%
Federated Investors Tower
Pittsburgh, PA 15222
T. Rowe Price Associates, Inc. (2)	8,302,320	6.50%
100 E. Pratt Street
Baltimore, MD 21202
Philip L. Francis (3)(4)	1,001,597	*
Richard K. Lochridge (5)(6)	56,977	*
Lawrence A. Del Santo (5)	54,977	*
Thomas G. Stemberg (5)(7)	61,031	*
Barbara A. Munder (5)	54,977	*
Amin I. Khalifa (5)(8)	28,230	*
Joseph S. Hardin, Jr. (5)(9)	27,509	*
Rita V. Foley (5)	25,439	*
Gregory P. Josefowicz (5)(10)	24,754	*
Rakesh Gangwal (5)	26,057	*
Robert F. Moran (4)(11)	1,350,898	1.07%
Lawrence P. Molloy (4)	44,291	*
David K. Lenhardt (4)	427,698	*
Joseph D. O’Leary (4)	81,979	*
All executive officers, Directors, and nominees as
a group (20 persons) (12)	4,402,103	3.49%
____________________

* Less than one percent.

(1)	Based solely upon a Schedule 13G filed by Federated Investors, Inc., on February 17, 2009, in which Federated Investors, Inc., and certain affiliates reported that they had sole voting power over 750 of such shares, sole dispositive power over 9,350,733 of such shares, shared voting power over none of such shares, and shared dispositive power over none of such shares as of December 31, 2008.

(2)	Based solely upon a Schedule 13G filed by T. Rowe Price Associates, Inc., on February 1, 2009, in which T. Rowe Price Associates, Inc., and certain affiliates reported that they had sole voting power over 1,696,000 of such shares, sole dispositive power over 8,302,320 of such shares, shared voting power over none of such shares, and shared dispositive power over none of such shares as of December 31, 2008. T. Rowe Price Associates, Inc., has expressly disclaimed that they are, in fact, the beneficial owner of such shares.

(3)	Includes 7,426 shares of common stock held by the child of Mr. Francis, who is in college.

(4)	Includes restricted stock granted pursuant to our 1997 Equity Incentive Plan, or the 1997 Plan, and our 2003 Equity Incentive Plan, or the 2003 Plan, and our 2006 Equity Incentive Plan, or the 2006 Plan. All such shares will generally vest in four years from their grant date, and are subject to forfeiture in the event the executive officer is not continuously employed by PetSmart until such date. As of June 1, 2009, the following number of shares of restricted common stock were unvested: Mr. Francis – 84,696; Mr. Moran – 68,482 shares; Mr. Molloy – 18,036 shares; Mr. O’Leary – 30,198 shares; and Mr. Lenhardt – 35,198 shares. All executive officers as group held 390,819 shares of unvested restricted common stock. Also includes shares exercisable pursuant to vested stock options as of June 1, 2009 as follows: Mr. Francis – 831,163 Mr. Moran – 1,114,361 shares; Mr. Molloy – 26,255 shares; Mr. O’Leary – 51,781 shares; and Mr. Lenhardt – 273,031 shares. All executive officers as group held vested stock options to purchase 3,216,030 shares of common stock as of June 1, 2009.

(5)	Includes shares of restricted common stock granted pursuant to the 1997 Plan and 2006 Plan. In fiscal years 2005 and 2006, all such shares generally vest on the four year anniversary of the grant date and are subject to forfeiture in the event the Director ceases to be a member of the Board of Directors until such date. In fiscal years 2007 and 2008, and all such shares generally vest on the one year anniversary of the grant date and are subject to forfeiture in the event the Director ceases to be a member of the Board of Directors until such date. As of June 1, 2009, the following number of shares of restricted common stock were unvested: Mr. Lochridge – 8,366 shares; Mr. Del Santo – 8,366 shares; Mr. Stemberg – 8,366 shares; Ms. Munder – 8,366 shares; Mr. Khalifa – 8,366 shares; Mr. Hardin – 13,850 shares; Ms. Foley – 8,366 shares; Mr. Josefowicz – 8,366 shares; and Mr. Gangwal – 13,181 shares. All Directors as group held 85,593 shares of unvested restricted common stock as of June 1, 2009. Also includes shares exercisable pursuant to vested stock options as of June 1, 2009 as follows: Mr. Lochridge – 23,843 shares; Mr. Del Santo – 23,843 shares; Mr. Stemberg – 23,843 shares; and Ms. Munder – 23,843 shares. All Directors and nominees as group held vested stock options to purchase 95,372 shares of common stock as of June 1, 2009.

(6)	Includes 14,934 shares of common stock held by the Lochridge Living Trust of which Mr. Lochridge is a trustee.

(7)	Includes 2,660 shares of common stock held by the Thomas Stemberg Trust of which Mr. Stemberg is a trustee, and 1,025 shares of common stock held in trust for the three minor children of Mr. Stemberg.

(8)	Includes 2,000 shares of common stock held by the Khalifa Family Trust of which Mr. Khalifa is a trustee.

(9)	Includes 500 shares of common stock held by the Judy Ridlen Trust of which Mr. Hardin is a trustee.

(10)	Includes 2,819 shares of common stock held by the Gregory P. Josefowicz Trust of which Mr. Josefowicz is a trustee.

(11)	Includes 34,019 shares of common stock held by Mr. Moran’s spouse.

(12)	See footnotes (3) through (11). Also includes 1,135,689 shares of common stock beneficially owned by other executive officers of PetSmart, of which 1,000 shares of common stock are held by the spouse of an executive officer, 82,088 are held in the family trust of an executive officer and 744,905 shares are subject to stock options exercisable on or before June 1, 2009.

B. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of PetSmart. Officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 1, 2009, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% stockholders were met except for Mr. Stemberg, who filed one Form 4 non-timely to report one reportable event.

C. EQUITY COMPENSATION PLANS

     All share numbers and information in the table and footnotes below are as of February 1, 2009.

			Number of Securities Remaining
			Available for Issuance Under
	Number of Securities to be Issued	Weighted Average Exercise Price	Equity Compensation Plans
	Upon Exercise of Outstanding	of Outstanding Options,	Excluding Securities Reflected in
	Options, Warrants and Rights	Warrants and Rights	Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans	6,539,032	$10.51948	8,364,716 (2)
approved by stockholders (1)

Equity compensation plans not	540,544	13.11600	—
approved by stockholders (3)

Total	7,079,576	$19.76839	8,364,716

____________________

(1)	The plans included in this row are the: 1996 Non-Employee Director’s Equity Plan, 2002 Employee Stock Purchase Plan, 2003 Equity Incentive Plan and 2006 Equity Incentive Plan.

(2)	Under the 2006 Equity Incentive Plan, we may grant stock bonuses, stock options, and stock appreciation rights for the full amount of the share reserve of 6,279,496.

(3)	The plan included in this row is the 1997 Equity Incentive Plan, and includes restricted stock grants.

1996 Non-Employee Directors Equity Plan

     As of April 15, 2009, 83,372 shares of common stock were subject to outstanding stock options under PetSmart’s 1996 Non-Employee Directors Equity Plan with exercise prices ranging from $3.03 to $10.55 per share. The 1996 Non-Employee Directors Equity Plan expired on May 11, 2002, and no further options may be granted under this plan.

1997 Equity Incentive Plan

     Our Board of Directors adopted the 1997 Equity Incentive Plan, or the 1997 Plan, in May 1997. The 1997 Plan was not approved by our stockholders. The 1997 Plan provided for the grant of nonstatutory stock options, stock bonuses, and restricted stock to our employees, Directors, and consultants. In addition, shares of our common stock were issued to members of our Board of Directors, at their election, in lieu of cash payments for their Directors’ fees. As of April 15, 2009, 518,677 shares were subject to outstanding stock options, and 491,314 shares were subject to outstanding stock bonuses and unvested restricted stock. No additional stock awards were granted under the 1997 Plan following stockholder approval of the 2006 Equity Incentive Plan, or the 2006 Plan, at our 2006 Annual Meeting.

     Our Board of Directors, or a committee appointed by our Board, set the terms of stock awards granted under the 1997 Plan subject to the terms of the plan. The exercise price of nonstatutory stock options granted under the 1997 Plan is not less than 100% of the fair market value of the stock subject to the option on the date of grant. Options under the 1997 Plan generally terminate three months after termination of service for any reason other than death or disability, 12 months after termination due to disability, and 18 months following death. In no event may an option be exercised beyond the expiration of its maximum 10 year term. Stock awards generally vest over four years.

     Upon a significant corporate transaction, a surviving entity will either assume or substitute outstanding awards under the 1997 Plan, or, in the event the surviving entity refuses to assume or substitute outstanding awards, the vesting and exercisability of such stock awards will accelerate in full. In the event of a change in control transaction and a participant’s service with PetSmart or a successor entity is terminated without cause or constructively terminated within 18 months following the occurrence of such transaction, the vesting and exercisability of the stock awards held by such participants will be accelerated in full.

     The vesting of certain grants of restricted stock under the 1997 Plan may accelerate in the event of a plan retirement. A plan retirement occurs when an eligible retiree terminates service with PetSmart either: (a) as a result of their death or disability, or (b) pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination, and (4) the sum of their age and the number of years of continuous employment with PetSmart ending on the date of their termination, is at least 62. The shares of restricted stock for those eligible retirees who have a plan termination may vest 25% for each full year between the date of grant and the date of their retirement termination.

2002 Employee Stock Purchase Plan

     Our Board of Directors adopted the 2002 Employee Stock Purchase Plan, or the Purchase Plan, in December 2001. The Purchase Plan was approved by our stockholders at the 2002 Annual Meeting. An aggregate of 4,000,000 shares is reserved for issuance under the Purchase Plan. As of April 15, 2009, 1,914,779 shares of common stock had been purchased under the Purchase Plan and 2,085,221 shares remained available for future issuance. The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Eligible employees can have up to 15% of their earnings withheld and applied to the purchase of shares of common stock on specified dates determined by the Board of Directors, generally once every six months. The price of common stock purchased under the Purchase Plan will be equal to 95% of the fair market value of the Common stock on the specified purchase date. The Board of Directors may specify an offering period of up to 27 months. Currently, no participant may purchase more than 3,750 shares of common stock on any purchase date, and no more than 300,000 shares may be sold in the aggregate to all participants on any purchase date.

     Upon a significant corporate transaction, then as determined by the Board of Directors in its sole discretion: (a) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (b) such rights may continue in full force and effect, or (c) participants accumulated payroll deductions may be used to purchase our common stock within five business days prior to the consummation of the corporate transaction and the participant’s rights under the ongoing offering terminate.

     The Board of Directors may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will automatically terminate on July 31, 2012, or the date on which the shares available under the Purchase Plan are exhausted.

2003 Equity Incentive Plan

     Our Board of Directors adopted the 2003 Equity Incentive Plan, or the 2003 Plan, in March 2003. The 2003 Plan was approved by our stockholders at the 2003 Annual Meeting. The 2003 Plan provided for the grant of incentive stock options, nonstatutory stock options, stock bonuses, restricted stock, and stock appreciation rights to our employees, Directors, and consultants. In addition, shares of our common stock were issued to members of our Board of Directors, at their election, in lieu of cash payments for their Directors’ fees. As of April 15, 2009, 3,743,127 shares were subject to outstanding stock options, and 135,610 shares were subject to outstanding stock bonuses and restricted stock under the 2003 Plan. No additional stock awards were granted under the 2003 Plan following stockholder approval of the 2006 Plan at our 2006 Annual Meeting.

     Our Board of Directors, or a committee appointed by our Board, set the terms of stock awards granted under the 2003 Plan subject to the terms of the plan. The exercise price of stock options granted under the 2003 Plan is not less than 100% of the fair market value of the stock subject to the option on the date of grant. Options under the 2003 Plan generally terminate three months after termination of service for any reason other than death or disability, 12 months after termination due to disability, and 18 months following death. In no event may an option be exercised beyond the expiration of its maximum 10 year term. Stock awards generally vest over four years.

     Upon a significant corporate transaction, a surviving entity will either assume or substitute outstanding awards under the 2003 Plan, or, in the event the surviving entity refuses to assume or substitute outstanding awards, the vesting and exercisability of such stock awards will accelerate in full. In the event of a change in control transaction and a participant’s service with PetSmart or a successor entity is terminated without cause or constructively terminated within 18 months following the occurrence of such transaction, the vesting and exercisability of the stock awards held by such participants will be accelerated in full.

     Restricted stock granted under the 2003 Plan generally cliff vests after four years. However, the vesting of certain grants of restricted stock may accelerate in the event of a retirement termination. A retirement termination occurs when an eligible retiree terminates service with PetSmart either: (a) as a result of their death or disability, or (b) pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination, and (4) the sum of their age and the number of years of continuous employment with PetSmart ending on the date of their termination, is at least 62. The shares of restricted stock for those eligible retirees who have a retirement termination will vest 25% for each full year (not to exceed 100%) between the date of grant and the date of their retirement termination.

2006 Equity Incentive Plan

     Our Board of Directors adopted the 2006 Plan in December 2005 as a complete amendment and restatement of both the 1997 Plan and 2003 Plan. The 2006 Plan was approved by our stockholders at the 2006 Annual Meeting. All outstanding stock awards granted under the 1997 Plan and 2003 Plan upon the effective date of the 2006 Plan remain subject to the terms of those predecessor plans.

     The maximum number of shares reserved for issuance under the 2006 Plan is approximately 20,680,000, which includes shares subject to outstanding stock awards under the 1997 Plan and 2003 Plan. As of April 15, 2009, 4,228,320 shares were subject to outstanding stock options, 2,105,339 shares were subject to outstanding stock bonuses and restricted stock, 562,278 shares were subject to outstanding performance share units and 4,305,629 shares remained available for future issuance under the 2006 Plan.

     The 2006 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses, restricted stock, performance share units and stock appreciation rights to our employees, Directors, and consultants. Our Board of Directors, or a committee appointed by our Board, sets the terms of stock awards granted under the 2006 Plan subject to the terms of the plan. The exercise price of stock options granted under the 2006 Plan is not less than 100% of the fair market value of the stock subject to the option on the date of grant. Options under the 2006 Plan generally terminate three months after termination of service for any reason other than death or disability, 12 months after termination due to disability, and 18 months following death. In no event may an option be exercised beyond the expiration of its maximum 10 year term. Stock awards generally vest over four years.

     Any stock bonuses or restricted stock granted under the 2006 Plan with a purchase price less than 100% of the fair market value of common stock on the date of grant must have a cumulative weighted average vesting period of at least three years from the date of grant (when combined with the cumulative weighted average period for similar stock awards previously granted under the 2003 Plan after January 31, 2003 and before the 2006 Annual Meeting). However, such stock awards vesting on an accelerated basis pursuant to performance criteria, a corporate transaction or a change in control (as described below), or our Executive Change in Control and Severance Benefit Plan, are not taken into account for purposes of this limitation.

     Upon a significant corporate transaction, outstanding stock awards may be assumed, continued, or substituted by any surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) with respect to any such stock awards that are held by individuals then performing services for PetSmart, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (b) all other outstanding stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. In the event of a change in control transaction and a participant’s service with PetSmart or a successor entity is terminated without cause or constructively terminated within 18 months following the occurrence of such transaction, the vesting and exercisability of the stock awards held by such participants will be accelerated in full. Please see the section above entitled “Employment and Severance Arrangements” for a description of such arrangements and agreements.

     Restricted stock granted under the 2006 Plan generally cliff vests after four years. However, the vesting of certain grants of restricted stock may accelerate in the event of a retirement termination. A retirement termination occurs when an eligible retiree terminates service with PetSmart either: (a) as a result of their death or disability, or (b) pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination, and (4) the sum of their age and the number of years of continuous employment with PetSmart ending on the date of their termination, is at least 62. The shares of restricted stock for those eligible retirees who have a retirement termination will vest 25% for each full year (not to exceed 100%) between the date of grant and the date of their retirement termination.

     Please see the section entitled “Compensation Discussion and Analysis” for the terms of our performance share units.

ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Approval Policy

     PetSmart has adopted a written Related Persons Transactions Policy that governs the review, approval or ratification of transactions between PetSmart or its subsidiaries and related persons (as defined by SEC rules). Under the policy, transactions involving related persons other than Directors or senior officers are reviewed by the Chief Executive Officer. Transactions between PetSmart and any Director or senior officer are reviewed by the Corporate Governance Committee. In reviewing a potential related party transaction, the Chief Executive Officer or Corporate Governance Committee, as appropriate, considers all relevant facts and circumstances to determine whether such transaction is in, or not inconsistent with, the best interests of PetSmart and our stockholders.

     In addition, potential conflicts of interest involving Directors, senior officers, and employees are subject to the provisions and standards outlined in PetSmart’s Code of Business Ethics and Policies, Corporate Governance Committee Charter and Corporate Governance Guidelines.

     Each of the Code of Business Ethics and Policies, Corporate Governance Committee Charter, Corporate Governance Guidelines and Related Persons Transaction Policy is available on PetSmart’s website at www.petm.com.

Related Party Transactions and Relationships

     During the fiscal year ending February 1, 2009, we had the following related party relationships:

Indemnity Agreements

     We have entered into indemnity agreements with our Directors and executive officers which provide, among other things, that we will indemnify such Director or executive officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a Director, executive officer, or other agent of PetSmart, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Change in Control and Severance Agreements

     Please see the section above entitled “Employment and Severance Arrangements” for a description of such arrangements and agreements.

Relationships

     Mr. Francis, our Chief Executive Officer and Chairman of the Board; Mr. Moran, our President and Chief Operating Officer; Ms. Jaye Perricone, our Senior Vice President Real Estate & Development; and Ms. Mary L. Miller, our Senior Vice President and Chief Marketing Officer, are all members of the board of directors of PetSmart Charities, Inc., an independent 501(c)(3) organization, to which PetSmart provides in-kind services and charitable contributions. Messrs. Francis, Moran, Ms. Perricone and Ms. Miller do not receive any remuneration for their involvement with PetSmart Charities, Inc. PetSmart’s charitable contributions to PetSmart Charities, Inc., are immaterial to our business, and the disinterested members of the Board of Directors have determined that such relationship does not in any way interfere with the performance of their duties to PetSmart.

     Mr. Francis and Mr. Moran are both members of the board of directors of MMI Holdings, Inc., which, through its subsidiary Medical Management International, Inc., conducts business in our stores as Banfield, The Pet Hospital. For a more detailed description of the relationship with Medical Management International, Inc., please see our 2008 Annual Report on Form 10-K, filed with the SEC on March 26, 2009.

ARTICLE VII. OTHER MATTERS

Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the persons named on the proxy card to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott A. Crozier
Secretary

May     , 2009

A copy of PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 1, 2009, is available without charge through our website www.petm.com under Investor Materials and upon written request to: Investor Relations, Petsmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

Appendix A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PETSMART, INC.

(a Delaware corporation)

PetSmart, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

     FIRST: The name of the Corporation is PetSmart, Inc.

     SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State is August 11, 1986.

     THIRD: The Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Paragraph A of Article V of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

Subject to the other provisions of this paragraph, the Board of Directors is and shall remain divided into three classes, with the directors in each class serving for a term expiring at the third annual meeting of stockholders held after their election. The terms of the members of the Board of Directors shall be as follows: (i) at the 2010 Annual Meeting of Stockholders, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders; (ii) at the 2011 Annual Meeting of Stockholders, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders; and (iii) at the 2012 Annual Meeting of Stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. The classification of the Board of Directors shall terminate at the 2012 Annual Meeting of Stockholders.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise required by law, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.”

     FOURTH: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of the Corporation’s Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

A-1

     IN WITNESS WHEREOF, PetSmart, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and Chairman of the Board and attested to by its Secretary in Phoenix, Arizona this      day of       , 2009.

PETSMART, INC.

By:
Philip L. Francis
Chief Executive Officer and Chairman of the Board

ATTEST:

By:
Secretary

A-2

Appendix B

PETSMART, INC.
EXECUTIVE SHORT-TERM INCENTIVE PLAN

Originally Adopted effective: February 4, 2002
Originally Approved by the Stockholders: June 27, 2002
Amended and Restated effective: March 24, 2009
Subject to Approval by the Stockholders: June 17, 2009

Section 1 - Purposes.

This PetSmart Executive Short-Term Incentive Plan (the “Plan”) provides for incentive compensation to those key officers and employees of PetSmart, Inc. or any affiliated entity (collectively, the “Company”), who, from time to time may be selected for participation. The Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of the Company’s financial and business goals established for the applicable performance period. The Company’s policy is to have a significant portion of a participant’s total compensation tied to the Company’s performance. Payments pursuant to the Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 2 – Administration.

The Plan shall be administered by the committee (the “Committee”) of the Board of Directors of PetSmart, Inc. (“PetSmart”) that has been designated to administer programs intended to qualify as “performance-based compensation” within the meaning of Section 162(m). The Committee shall have authority to make rules and adopt administrative procedures in connection with the Plan and shall have discretion to provide for situations or conditions not specifically provided for herein consistent with the purposes of the Plan. The Committee shall determine the beginning and ending dates for each performance period. Unless otherwise determined by the Committee, the performance period shall correspond to PetSmart’s fiscal year. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered and its provisions interpreted so that payments pursuant to the Plan qualify as “performance-based compensation” within the meaning of Section 162(m). Determinations by the Committee shall be final and binding on the Company and all participants.

Section 3 – Selection of Participants.

The executive officers of the Company as well as those other key employees of the Company who, in the opinion of the Committee, may become executive officers of the Company or who otherwise may make comparable contributions to the Company shall be eligible to participate in the Plan. Each performance period, the Committee may designate from among those employees who are eligible to participate in the Plan those employees who shall participate in the Plan for such performance period. In the event an individual is selected to participate in the Plan, such individual shall not also participate in the Company’s regular Short-Term Incentive Plan.

Section 4 – Establishing Performance Objectives.

During the first ninety (90) days of each performance period the Committee shall establish one or more performance objectives, at least one of which shall be based on a shareholder approved business criteria. The Committee shall have discretion to establish objectives that are not based on shareholder approved business criteria, including objectives the achievement of which may require subjective assessments by the Committee. Notwithstanding the foregoing, the maximum possible payout shall be based solely on shareholder approved business criteria. The use of non-shareholder approved business criteria shall be used solely to reduce an award. The shareholder approved business criteria are as follows:

  Net income of PetSmart as set forth in PetSmart’s audited financial statements

  Earning per share of PetSmart as set forth in PetSmart’s audited financial statements

  Customer satisfaction as determined by an independent professional survey research firm

  Increase in the trading price of PetSmart’s stock above the trading price at the time the criteria is established

  Return on equity, including return on invested capital as calculated from PetSmart’s audited financial statements

  Return on assets as calculated from PetSmart’s audited financial statements

  Return on investments as calculated from PetSmart’s audited financial statements

  Increase in sales, including sales growth as calculated from PetSmart’s audited financial statements end-of-year net cash (cash, restricted cash and cash equivalents, less outstanding debt on PetSmart’s revolving credit agreement) as calculated from PetSmart’s audited financial statements

All criteria that are based on PetSmart’s audited financial statements may be modified by the Committee at the time the specific criteria are selected to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, (8) changes in corporate capitalization such as stock splits and certain reorganizations (9) changes in PetSmart’s dividend policy, (10) common share repurchases, (10) changes in capital expenditures, and/or (11) changes to PetSmart’s accounts payable policies relative to payment terms. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

Section 5 – Establishing Target Awards.

During the first ninety (90) days of each performance period the Committee shall establish a target award for each participant in the Plan. Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award. The Committee will establish an award payout schedule based upon the extent to which the Company performance objectives and/or other performance objectives are or are not achieved or exceeded. Pursuant to Section 4, entitlement to an award shall be based solely on shareholder approved business criteria; however, non-shareholder approved criteria may be used to reduce the amount of an award payable to one or more participants. Notwithstanding the foregoing, no participant shall receive a payment pursuant to the Plan that exceeds $5 million for any twelve (12) month period. To the extent that a target award is expressed by reference to a number of shares of the Company’s common stock, for the purpose of applying the limitations on a maximum award as set forth in this Section 5, unless otherwise determined by the Committee when determining the target award, the value of such stock shall be determined as follows: (a) if the Company’s common stock is listed on any established stock exchange or national market system, by reference to the closing sales price of the Company’s common stock as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Company’s common stock) on the date the target award is determined by the Committee as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (b) if there is no closing sales price for the Company’s common stock on the date the target award is determined by the Committee, the closing sales price on the last preceding day for which such quotation exists.

Section 6 – Determining Final Awards.

No later than thirty (30) days after the receipt by the Committee of the audited financial statements for a performance period, the Committee shall determine whether the established performance objectives for each participant in the Plan were achieved. The Committee shall have discretion to reduce final awards from the target award depending on (a) the extent to which the Company performance objective(s) is either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce individual final awards based on individual performance as it considers appropriate in the circumstances. The Committee shall not have discretion to increase awards for the performance period.

Section 7 – Termination of Employment.

Participants whose employment by the Company is terminated for any reason other than death or disability during any performance period will receive no payment under the Plan for such performance period. Participants who die or become totally and permanently disabled during any performance period will receive prorated payments under the Plan based on the number of whole months of employment completed during the performance period. Except as provided in Section 9, participants whose employment by the Company is terminated for any reason after the close of the performance period but before the distribution of payments under the Plan will be paid all amounts applicable under this Plan for such performance period.

Section 8 – Time of and Payment of Awards.

Payment of awards shall be made within thirty (30) days following the later of (a) the receipt by the Committee of the audited financial statements for the applicable performance period or (b) the certification by the Committee that the performance and other criteria for payment have been satisfied (the “Certification Date”). The Committee shall have the discretion to pay awards in the form of (i) cash, (ii) Common Stock, (iii) Restricted Stock, (iv) Stock Units, (v) Restricted Stock Units, or (vi) a combination of the foregoing. Payroll and other taxes shall be withheld as determined by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide the participants the opportunity to elect to defer any payments pursuant to the Plan under a nonqualified deferred compensation plan. In the case of any such deferred payment, the terms of such deferred compensation plan shall control; provided, however, that, unless the Committee determines that the alternative deferred payment does not have to comply with the following limitations in order to avoid the application of Section 162(m), any amount payable pursuant to such deferred compensation plan in excess of the amount otherwise payable pursuant to this Plan shall not exceed, as determined by the Committee, either (a) an amount based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for the purpose of Section 162(m)) over the deferral period or (b) the return over the deferral period of one or more predetermined actual investments, as determined by the Committee, such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

For the purposes of this Section 8, the following definitions shall apply:

“Common Stock” shall mean common stock of the Company.

“Restricted Stock” shall mean Common Stock that is subject to Vesting as set forth in the Restricted Stock Agreement adopted by the Committee.

“Stock Units” shall mean an unfunded, unsecured commitment by the Company to deliver a pre-determined number of shares of Common Stock (or the cash equivalent of such Common Stock) to a participant at a future time in accordance with the terms and conditions of a Stock Unit Agreement adopted by the Committee.

“Restricted Stock Unit” shall mean a Stock Unit that is subject to Vesting as set forth in the Restricted Stock Unit Agreement adopted by the Committee.

“Vesting” shall mean a requirement that a participant remain an employee of the Company, or an affiliate of the Company, for an additional period of time in order to retain the Common Stock (in the case of Restricted Stock) or the Stock Unit (in the case of a Restricted Stock Unit).

“Value of Common Stock” shall mean: (a) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price of the Common Stock as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Common Stock) on the day of valuation, as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (b) if there is no closing sales price for the Common Stock on the day of valuation, the closing sales price on the last preceding day for which such quotation exists. Vesting shall not be taken into account in determining the Value of Common Stock for this purpose.

In the event the Committee does not specify the form of the payment at the time the Committee establishes the target award, the form of payment shall be in the form of cash unless the Committee determines (a “Retroactive Determination”) on or before the Certification Date that the form of payment will include some non-cash consideration. In the event the Committee makes a Retroactive Determination, the total value of the payment shall not exceed the value if the payment were made only in cash. The Committee shall be deemed to be in compliance with the preceding sentence if the sum of (i) the Value of Common Stock, (ii) the Value of Common Stock that is Restricted Stock, (iii) the Value of Common Stock that is subject to Stock Units or Restricted Stock Units, and (iv) the cash in the payment pursuant to the Retroactive Determination would be less than or equal to an all-cash payment on both the last day of the performance period and the Certification Date.

Shares of Common Stock issued directly or as Restricted Stock or pursuant to Stock Units or Restricted Stock Units shall be issued pursuant to the 2006 Equity Incentive Plan unless otherwise determined by the Committee.

Section 9 – Forfeiture.

It shall be an overriding precondition to the payment of any award (a) that the participant not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity or otherwise inimical to the best interests of the Company and (b) that the participant furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a participant has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then unpaid award amounts.

Section 10 – Death.

Any award remaining unpaid, in whole or in part, at the death of a participant shall be paid to the participant’s legal representative or to a beneficiary designated by the participant in accordance with the rules established by the Committee.

Section 11 – No Right to Employment or Award.

No person shall have any claim or right to receive an award, and selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or continued participation in the Plan. Further the Company reaffirms its at-will relationship with its employees and expressly reserves the right at any time to dismiss a participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or written agreement between the Company and the participant.

Section 12 – Discretion of Company, Board of Directors and Committee.

Any decision made or action taken by the Company or by the Board of Directors of PetSmart or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of the Company, the Board of Directors, or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

Section 13 – No Funding of Plan.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any participant or former participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

Section 14 – Non-Transferability of Benefits and Interests.

Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This Section 14 shall not apply to an assignment of a contingency or payment due (i) after the death of a participant to the deceased participant’s legal representative or beneficiary or (ii) after the disability of a participant to the disabled participant’s personal representative.

Section 15 – Law to Govern.

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Arizona.

Section 16 – Non-Exclusivity.

The Plan does not limit the authority of the Company, the Board of Directors or the Committee, or any current or future subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

Section 17 – Section 162(m) Conditions; Bifurcation of Plan.

It is the intent of the Company that the Plan and all payments made hereunder satisfy and be interpreted in a manner that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 18 – Arbitration of Disputes.

The Federal Arbitration Act shall apply to and govern all disputes arising under or pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

Section 19 – Amendment or Termination.

The Board of Directors of the Company and the Committee each reserves the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.

PetSmart, Inc.,
a Delaware corporation

By:
Name: Philip L. Francis
Its: Chief Executive Officer

By:
Name: Scott Crozier
Its: Secretary